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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐
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Dean Foods Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
OF DEAN FOODS COMPANY

Date:	May 8, 2019
Time:	9:00 a.m. Central time
Location:	Dean Foods Company Corporate Office
2711 N. Haskell Avenue, Dallas, Texas 75204 – 39th Floor
Items of Business:
Stockholders will be asked to:

1.    Elect as directors the seven nominees named in the attached Proxy Statement;

2.    Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

3.    Cast a non-binding advisory vote to approve our executive compensation;

4.    Vote on a stockholder proposal, if properly presented at the meeting; and

5.    Transact any other business that is properly brought before the meeting.

Webcast:	If you cannot attend the 2019 Annual Meeting in person, we invite you to join a live webcast of the meeting at www.deanfoods.com.
Who May Vote:
You are eligible to vote at the 2019 Annual Meeting (and at any postponements or adjournments thereof) only if you were a Dean Foods stockholder as of the close of business on March 18, 2019, the record date for the 2019 Annual Meeting.
How to Vote:	Please cast your vote by telephone or over the Internet or other method as described in our Proxy Statement and in the Notice of Internet Availability of Proxy Materials.
Date of Distribution:	On or about March 26, 2019, we will begin mailing our Notice of Internet Availability of Proxy Materials and any paper copies of our Proxy Statement with related proxy/voting instruction cards.
Electronic Availability of Materials:
The Company's Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2018, are available at www.viewproxy.com/deanfoods/2019. These documents are also posted on our website at www.deanfoods.com.

Date: March 26, 2019	By order of the Board of Directors,

Russell F. Coleman Executive Vice President, General Counsel, Corporate Secretary and Government Affairs

Your vote is very important to us. Whether or not you plan to attend the meeting in person, we encourage you to vote promptly so that your shares will be represented at the Annual Meeting.

DEAN FOODS COMPANY – 2019 Proxy Statement

DEAN FOODS COMPANY – 2019 Proxy Statement

DEAN FOODS COMPANY – 2019 Proxy Statement

YOU ARE INVITED

March 26, 2019

Dear Fellow Stockholders,

We hope that you will attend our 2019 Annual Meeting of Stockholders on May 8, 2019. At the Annual Meeting, we will vote on the proposals described in this Proxy Statement and will allow a brief period for questions and comments. For your convenience, we will present a live webcast of the meeting, which you can access through our website at www.deanfoods.com under Investor Relations.

If you have questions regarding any of the matters contained in this Proxy Statement, please contact our Investor Relations Department at 214.303.3438. We thank you for your continued support of Dean Foods, and we look forward to seeing you at the 2019 Annual Meeting.

Sincerely,

Ralph P. Scozzafava Chief Executive Officer and Director

Jim L. Turner Non-Executive Chairman of the Board

DEAN FOODS COMPANY – 2019 Proxy Statement

PROXY STATEMENT SUMMARY

Below is a summary that highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement before you cast your vote.

Please refer to the Definitions on pages 76 and 77 for the meaning of certain terms used in this summary and the rest of this Proxy Statement.

2019 ANNUAL MEETING OF STOCKHOLDERS

Date:	May 8, 2019
Time:	9:00 a.m. Central time
Location:	Dean Foods Company Corporate Office
2711 N. Haskell Avenue, Dallas, Texas 75204 – 39th Floor
Record Date:	March 18, 2019
If you were a stockholder of record of the Company as of the close of business on March 18, 2019, you are entitled to vote at the 2019 Annual Meeting and any adjournments or postponements of the meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal 1: Election of Directors (page 13)

The Board of Directors recommends a vote "FOR" each director nominee.

The seven director nominees presented in this proposal are recommended for election to the Board of Directors at the 2019 Annual Meeting. Additional information about each director and his or her qualifications may be found beginning on page 13 of this Proxy Statement.

				Committee Membership
Director Nominee Principal Role	Director Since	Age	Independent**	Audit	Compensation	Nominating/ Corporate Governance

Janet Hill Principal, Hill Family Advisors	2001	71		• $
J. Wayne Mailloux Former PepsiCo Executive	2009	70		• $	•
Helen E. McCluskey Former CEO, The Warnaco Group, Inc.	2015	63		• $	•
John R. Muse Former Chairman, Kainos Capital, LLC	1997	68			•
B. Craig Owens Former CFO, Campbell Soup Company	2015	64		$		•
Ralph P. Scozzafava CEO, Dean Foods Company	2017	60
Jim L. Turner (Non-Executive Chairman) Principal, JLT Beverages L.P.	1997	73				•

	–	Committee chair
	$–	"Audit committee financial expert" under SEC rules and "financially literate" under NYSE Rules
**	–	Independent under NYSE Rules, our Corporate Governance Principles, and, if a member of our Audit Committee, under Exchange Act Rule 10A-3, and, if a member of the Compensation Committee, under Exchange Act Rule 10C-1

DEAN FOODS COMPANY – 2019 Proxy Statement	2

Governance Practices.   Our corporate governance procedures are structured to adhere to prevailing best practices and include the following features:

Governance Features

Size of Board*	8

Number of Independent Directors	7 of 8

Committee Independence – Independent Directors on Audit, Compensation and Nominating/Corporate Governance Committees	100%

Separate Chairman and CEO Roles

Independent Chairman or Lead Director

Declassified Board – Annual Election of All Directors

Average Director Attendance at Board and Committee Meetings held in 2018	97%

Majority Voting for Directors in Uncontested Elections

Executive Sessions of Independent Directors at Each Regularly-Scheduled Board Meeting

Annual Board, Committee and Director Evaluations

Formal Code of Ethics, Ethics Helpline and Ethics Training and Communications to All Employees

Robust Stock Ownership Guidelines for Directors and Executive Officers

Board Focus on Talent Development and Management Succession Planning

Proactive Stockholder Engagement

Board Focus on Long-term Strategy, Capital Deployment and Risk Oversight

Robust Enterprise Risk Management Program with Board Oversight

Annual Advisory Vote on NEO Compensation and High Stockholder Approval Since 2014	93%+

Directors and Executive Officers Prohibited from Pledging/Hedging Company Shares

Stockholders May Act by Written Consent

*Will be reduced to seven following the retirement of Mr. Wiseman at the 2019 Annual Meeting.

Proposal 2: Ratification of Selection of Independent Auditor (page 34)

The Board of Directors recommends a vote "FOR" Proposal 2.

Additional information about our independent auditor may be found beginning on page 34.

Proposal 3: Non-Binding Advisory Vote on Executive Compensation ("Say-on-Pay") (page 38)

The Board of Directors recommends a vote "FOR" Proposal 3.

DEAN FOODS COMPANY – 2019 Proxy Statement	3

Information regarding our compensation policies and practices may be found beginning on page 42.

Proposal 4: STOCKHOLDER PROPOSAL (page 73)

     The Board of Directors recommends a vote "AGAINST" Proposal 4.

Information regarding this proposal may be found beginning on page 73.

DEAN FOODS COMPANY – 2019 Proxy Statement	4

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

The Purpose of this Proxy Statement

Our Board of Directors is soliciting your proxy to vote your shares at the Company's 2019 Annual Meeting of Stockholders to be held on May 8, 2019, and at any adjournments or postponements of the meeting. A proxy is your legal designation of another person to vote the stock that you own. This Proxy Statement includes detailed information about the matters that will be discussed and voted on at the meeting and provides information about our Company that you should consider in order to make an informed voting decision.

Who May Vote

Only stockholders who owned shares of the common stock of Dean Foods Company at the close of business on the Record Date are entitled to vote at the 2019 Annual Meeting or any postponement or adjournment of the meeting. The Board established March 18, 2019 as the Record Date, on which date there were 91,703,313 shares of Dean Foods common stock issued and outstanding. Dean Foods common stock was the only class of our stock outstanding on that date.

Stockholder of Record.    If you are a stockholder of record, meaning your shares are registered in your own name, you may vote in person at the Annual Meeting or you may provide your proxy via the Internet or by telephone or mail in accordance with the instructions provided on the Notice of Internet Availability or, if you requested printed copies of the proxy materials, your proxy card.

Beneficial Owner.    If you are a beneficial owner of shares held in street name, meaning you hold your shares through a broker, bank or other nominee, you may provide your proxy via the Internet or by telephone or mail in accordance with the instructions provided by your broker, bank or nominee. To vote in person at the Annual Meeting you must obtain and bring a legal proxy, executed in your favor, from the broker, bank or other nominee of your shares. Your broker, bank or other nominee has discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the 2019 fiscal year and may vote your shares on that proposal even if he or she has not received voting instructions from you. However, your broker, bank or other nominee does not have discretionary voting power with respect to any of the other proposals discussed in this Proxy Statement and cannot vote your shares on those proposals unless he or she has received your instruction.

Delivery of Proxy Materials

Internet Availability of Proxy Materials.    The Company is furnishing proxy materials to its stockholders through the Internet as permitted by SEC rules. Under these rules, most of the Company's stockholders will receive a Notice of Internet Availability instead of a paper copy of the Notice of 2019 Annual Meeting of Stockholders and Proxy Statement, our proxy card, and

DEAN FOODS COMPANY – 2019 Proxy Statement	5

our 2018 Annual Report. The Notice provides instructions as to how to access such materials over the Internet and to vote your shares. Stockholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail or, if previously requested, an email instructing them how to access their proxy materials. This distribution process contributes to our sustainability efforts and reduces the costs of printing and distributing our proxy materials. If you received a Notice of Internet Availability by mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in such Notice. Please note that if you received more than one set of printed proxy materials or more than one Notice of Internet Availability or voting instruction card, you probably have multiple accounts with us and/or brokers, banks or other holders of record. You should vote all of the shares represented by each Notice of Internet Availability, proxy card and/or voting instruction card.

Delivery of Proxy Materials to Households.    SEC rules allow us to deliver a single copy of our proxy statement and annual report to any household at which two or more stockholders who share the same last name reside. If we send a Notice of Internet Availability, the envelope must contain a separate notice for each stockholder at the shared address and each Notice of Internet Availability must contain a unique control number that the stockholder may use to access our proxy materials and vote online. If we send a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card. This practice, known as "householding," helps to eliminate duplicate mailings to stockholders at the same address and reduces our printing and postage costs.

If stockholders sharing an address would like to request householding, the stockholders may do so by contacting our Investor Relations Department by telephone at 214.303.3438 or by mail at: Dean Foods Company, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204, Attention: Investor Relations. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings and should contact your broker or nominee directly if you desire to discontinue duplicate mailings from them. Additionally, a stockholder may revoke his or her consent to householding at any time and may request separate delivery of a single copy by calling us at the above number or writing to us at the above address.

Establishing a Quorum

A quorum is the minimum number of votes that must be present at the Annual Meeting in order to transact business. Our Bylaws provide that to establish a quorum, a majority of the shares of our common stock that were issued and outstanding and entitled to vote at the 2019 Annual Meeting must be present in person or represented by proxy. For purposes of a quorum, shares represented (a) in person at the meeting, (b) by proxy submitted via the Internet or by telephone or mail prior to the meeting, (c) by Abstentions, and (d) by Broker Non-Votes, are counted as present and entitled to vote.

If a quorum is not established, we will adjourn the meeting and reschedule it.

DEAN FOODS COMPANY – 2019 Proxy Statement	6

Matters to be Presented at the 2019 Annual Meeting

If enough stockholders are present at the meeting to conduct business, then we will vote on:

  •
  Proposal  1:  A proposal to elect the seven nominees as members of our Board of Directors, each to serve until our 2020 Annual Meeting and until their respective successors have been duly elected and qualified;

  •
  Proposal  2:  A proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2019;

  •
  Proposal  3:  A proposal to approve, on an advisory basis, our executive compensation; and

  •
  Proposal  4:  A stockholder proposal to eliminate super-majority voting provisions in the Company's charter and bylaws, if properly presented at the meeting.

The Board of Directors is now soliciting your vote on these proposals. The Board of Directors recommends that you vote FOR each of the nominees named in Proposal 1 and FOR Proposals 2 and 3. The Board recommends that you vote AGAINST Proposal 4.

After all of the proposals have been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting.

Votes Required; Effect of Abstentions and Broker Non-Votes

On each proposal, you are entitled to one vote for each share of common stock that you owned at the close of business on the Record Date. Cumulative voting is not permitted. Alliance Advisors, LLC will count the votes and act as inspector of election.

Abstentions (a) will be considered as present for purposes of determining a quorum, (b) will have no effect on Proposal 1, regarding the election of directors, and (c) will be the same as a vote against Proposals 2, 3 and 4.

Broker Non-Votes (a) will be considered as present for purposes of determining a quorum but (b) will not be considered present and entitled to vote on any matter for which a broker, bank or other nominee does not have authority. For the 2019 Annual Meeting, pursuant to the rules of the NYSE, your broker, bank or other nominee will be permitted to vote for you without instruction only with respect to Proposal 2 regarding the ratification of Deloitte & Touche LLP. A Broker Non-Vote will not affect the outcome of Proposals 1, 3 and 4.

Proposal Number	Item	Votes Required for Approval	Abstentions	Broker Non-Votes

1	Election of Directors	Majority of votes cast	No effect	No effect

2	Ratification of Independent Auditor	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	Count as votes FOR

3	Say-on-Pay Vote—Non-Binding Advisory Vote on Executive Compensation	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	No effect

4	Stockholder Proposal	Majority of the voting power of the shares present in person or represented by proxy and entitled to vote	Count as votes AGAINST	No effect

DEAN FOODS COMPANY – 2019 Proxy Statement	7

Voting Procedures

Voting Methods.    Whether you are a stockholder of record (that is, your shares are registered in your own name with our transfer agent) or a beneficial owner of shares held in street name (that is, you hold your shares through a broker, bank or other nominee), you can vote any one of four ways:

  •
  Via the Internet.  You may vote by proxy via the Internet by visiting the website indicated in your Notice of Internet Availability, proxy card or voting instruction card and following the instructions on the website using the control number found in the Notice of Internet Availability, proxy card or voting instruction card.

  •
  By Telephone.  You may vote by proxy by calling the toll-free number found on your Notice of Internet Availability, proxy card or voting instruction card.

  •
  By Mail.  If you received or requested printed copies of the proxy materials by mail, you may vote by completing, signing and dating each proxy or voting instruction card you received and returning it in the prepaid envelope. Please ensure that you sign your name exactly as it appears on the proxy or voting instruction card.

  •
  In Person at the 2019 Annual Meeting.  You may vote your shares in person at the Annual Meeting. If you are the Stockholder of Record, you may either bring your printed proxy card, if you received one by mail, or the Company will give you a ballot at the Annual Meeting. If you are the beneficial owner of shares held in Street Name, you must obtain and bring a legal proxy from the organization that holds your shares if you wish to vote in person at the Annual Meeting. Proof of stock ownership and some form of photo identification (such as a valid driver's license or passport) will be required to attend and vote at the Annual Meeting. No cameras, recording devices or large packages will be permitted in the meeting room.

Voting by Proxy.    If you vote via the Internet, telephone or mail, you will be appointing Ralph P. Scozzafava, our CEO, and Russell F. Coleman, our Executive Vice President, General Counsel, Corporate Secretary and Government Affairs, as your proxies. They will be required to vote on the proposals described in this Proxy Statement exactly as you have directed. If any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Scozzafava and Mr. Coleman will be authorized to use their discretion to vote on such matters on your behalf. If you sign your proxy card but do not specify how you want to vote on a proposal, your shares will be voted FOR each of the nominees named in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposal 4.

Revoking your Proxy.    You can revoke your proxy at any time before the meeting for any reason. To revoke your proxy before the meeting, either:

  •
  write to our Corporate Secretary at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204, or

  •
  submit a later-dated proxy, either via the Internet, mail or by telephone (the last vote you cast before the meeting begins is the vote that will be counted), or

  •
  attend the meeting and change your vote in writing (as noted above, if your shares are held in Street Name, you will need a proper legal proxy from the Stockholder of Record in order to vote your shares in person at the meeting). Attendance at the meeting will not itself be deemed to revoke a proxy unless you give affirmative notice at the meeting that you intend to revoke your proxy and vote in person.

DEAN FOODS COMPANY – 2019 Proxy Statement	8

Voting Results of the 2019 Annual Meeting

We will announce preliminary voting results at the meeting. We will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the 2019 Annual Meeting. You can also obtain a copy on our website at www.deanfoods.com, on the SEC's website at www.sec.gov or by contacting our Investor Relations Department at 214.303.3438.

Stockholder Proposals

For Consideration at the 2020 Annual Meeting.    According to our Bylaws, if a stockholder wishes to present a proposal at the 2020 Annual Meeting, we must receive proper written notice of any such proposal no earlier than January 9, 2020, and no later than February 8, 2020. If the date of the 2020 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2019 Annual Meeting, we must receive notice no earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Central time, on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any notice must include the information specified in our Bylaws and must be addressed to the Corporate Secretary of Dean Foods at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Instructions for nominating directors are provided in the section captioned "Corporate Governance—Nominating Directors" on page 32 of this Proxy Statement.

For Inclusion in the 2020 Proxy Statement.    Under our Bylaws, if a stockholder wants to have a proposal formally considered at the 2020 Annual Meeting, and included in the Proxy Statement for that meeting, we must receive the proposal in writing no later than November 27, 2019, and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act. Proposals must be addressed to the Corporate Secretary of Dean Foods at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204.

Proxy Solicitation and Related Costs

We will pay all costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock. We have engaged Alliance Advisors, LLC to assist in the distribution of proxy materials and the solicitation of votes. We will pay Alliance a fee of $13,000, plus certain out-of-pocket expenses. In addition, certain of our officers may solicit proxies by mail, telephone, e-mail or in person.

DEAN FOODS COMPANY – 2019 Proxy Statement	9

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Management

The following table presents information, as of March 18, 2019, concerning the beneficial ownership of Dean Foods common stock of:

  •
  each of our directors;

  •
  each Named Executive Officer, or NEO, included in the Summary Compensation Table on page 59; and

  •
  all current directors and executive officers as a group, as of March 18, 2019, including executive officers not named in the Summary Compensation Table.

Beneficial ownership is determined under the rules of the SEC and includes any shares that the individual has sole or shared authority to vote or invest and any shares that the individual has the right to acquire within 60 days after March 18, 2019, through the exercise of any stock option or the vesting of any other equity award or other right. Beneficial ownership is not indicative of ownership for any other purpose. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Beneficial Owner	Number of Shares of Common Stock	Number of Shares underlying Exercisable Options or Other Equity Awards Vesting within 60 Days(1)	Total Number of Shares Beneficially Owned	Percent of Class(2)
David Bernard	14,760	0	14,760	*
Brad Cashaw	38,281	5,184	43,465	*
Russell F. Coleman	21,743	0	21,743	*
Janet Hill	68,297	44,290	112,587	*
Jody L. Macedonio	8,012	0	8,012	*
J. Wayne Mailloux	135,601	0	135,601	*
Helen E. McCluskey	15,996	0	15,996	*
John R. Muse(3)	267,414	0	267,414	*
B. Craig Owens	61,157	0	61,157	*
Ralph P. Scozzafava(4)	202,103	0	202,103	*
Jim L. Turner(5)	294,045	0	294,045	*
Scott K. Vopni	1,031	33,710	34,741	*
Robert T. Wiseman	77,116	0	77,116	*

Current Executive Officers and Directors as a Group, including 2 executive officers not named in the table (15 persons total)	1,215,280	83,184	1,298,464	1.4%

*
Less than 1%

DEAN FOODS COMPANY – 2019 Proxy Statement	10

(1)
If a director or officer is 65 years of age or older, all unvested options and RSUs immediately vest upon retirement from the Company or the Board. Ms. Hill and Messrs. Mailloux, Muse, and Turner each meet this criteria. This table does not reflect an additional 49,619 shares underlying RSUs held by each such director that would vest should he or she elect to retire. The persons included in this table hold no unvested options.

(2)
Based on 91,703,313 shares of common stock issued and outstanding as of March 18, 2019. Shares of Dean Foods common stock that the individual has the right to acquire as of March 18, 2019, and within the 60-day period thereafter through the exercise of options or the vesting and payment of other equity awards, as applicable for that individual only, are treated as outstanding shares and are included in the denominator for purposes of this percentage calculation.

(3)
Includes 1,275 shares owned by Mr. Muse's spouse; Mr. Muse disclaims ownership of such shares.

(4)
Includes 112,174 shares held by The Scozzafava Family Revocable Trust of which Mr. Scozzafava and his spouse are trustees and beneficiaries.

(5)
Includes 37,017 shares held by Mr. Turner's spouse; Mr. Turner disclaims ownership of such shares.

Beneficial Owners Who Hold More than 5% of our Common Stock

The following table presents information concerning the beneficial ownership of Dean Foods common stock of each other stockholder known by the Company, based on the stockholder's filings with the SEC, to beneficially own more than 5% of the outstanding shares of Dean Foods common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10022	14,277,006	15.6%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	9,845,854	10.7%
VV Value Vals AG(4) Mittlagada, 7132 Vals, Switzerland	9,500,000	10.4%
Dimensional Fund Advisors LP(5) 6300 Bee Cave Road, Bldg. One, Austin, TX 78746	7,619,317	8.3%

(1)
Based on 91,703,313 shares of common stock issued and outstanding as of March 18, 2019.

(2)
Based on a Schedule 13G/A filed with the SEC on January 28, 2019, BlackRock, Inc., through its subsidiaries, BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, beneficially owns 14,277,006 shares of our common stock and reported sole dispositive power with respect to all of such shares and sole voting power with respect to 13,948,754 of such shares.

(3)
Based on a Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group, Inc., including through its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., beneficially owns 9,845,854 shares of our common stock and reported sole dispositive power with respect to 9,739,249 of such shares and shared dispositive power with

DEAN FOODS COMPANY – 2019 Proxy Statement	11

  respect to 106,605 of such shares, and sole voting power with respect to 89,714 of such shares and shared voting power with respect to 26,022 of such shares.

(4)
Based on a Schedule 13D/A filed with the SEC on March 1, 2018, and a Form 4 filed on August 9, 2018, each of VV Value Vals AG, XO Holding AG, Priora Holding AG, Profectio Beteiligungen AG, Stoffelpart Asset AG, and Remo Stoffel beneficially owns, and shares voting and dispositive power with respect to, all 9,500,000 shares.

(5)
Based on a Schedule 13G/A filed with the SEC on February 8, 2019, Dimensional Fund Advisors LP, a registered investment adviser, may be deemed to have beneficial ownership of 7,619,317 shares of our common which are held by certain investment companies, trusts and accounts for which Dimensional Investment Advisors LP serves as investment manager, adviser or sub-adviser. Dimensional Investment Advisors LP reported that it has sole dispositive power with respect to all of such shares and sole voting power with respect to 7,320,863 of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC and further requires us to identify in this Proxy Statement those executive officers, directors and persons who failed to timely file such a report. Based solely on our review of these forms or written representations from the executive officers, directors and persons who own more than 10% of our common stock, we believe that all Section 16(a) filing requirements were met during 2018.

DEAN FOODS COMPANY – 2019 Proxy Statement	12

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees.    The term of each of our eight current directors expires concurrent with the 2019 Annual Meeting. As announced on March 11, 2019, Mr. Wiseman is not standing for re-election and will retire from the Board immediately following the 2019 Annual Meeting, at which time the size of the Board will be reduced to seven members. The Board has nominated each of the remaining seven directors for election by the Company's stockholders at the 2019 Annual Meeting, each to serve until our 2020 Annual Meeting and until their respective successors have been duly elected and qualified or until such director's earlier death, resignation or removal. Each of the nominees listed below is currently a member of our Board of Directors and each nominee has been previously elected by our stockholders.

There are no family relationships among our directors or executive officers.

Each of the persons nominated for election has agreed to stand for election. If any nominee becomes unwilling or unable to stand for election, the Board may vote to reduce the size of the Board of Directors or may nominate another person to serve as director and the person(s) to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for such other person.

Qualifications and Biographical Information of Director Nominees

Janet Hill

Age: 71 Director since: December 2001 Committees: Audit Nominating/Corporate Governance (Chair)	Ms. Hill currently serves as principal at Hill Family Advisors and has served in such position since 2010. Prior to that, Ms. Hill served as Vice President of Alexander & Associates, a corporate consulting firm which she owned, from 1981 until her retirement in 2010. She was originally elected to our Board of Directors in connection with our acquisition of Dean Holding Company (formerly known as Dean Foods Company) ("Legacy Dean") in December 2001. Ms. Hill had served on the Board of Directors of Legacy Dean since 1997. In addition to our Board, Ms. Hill also serves on the Boards of Directors of Carlyle Group Management L.L.C., the general partner of The Carlyle Group L.P.; Esquire Financial Holdings, Inc., where she serves on the Corporate Governance and Nominating Committee and on the board of its subsidiary, Esquire Bank, N.A.; and Echo 360, Inc., a private company that is a global leader in active and distance learning solutions for higher education. She also serves as a trustee of Duke University and serves on the boards of the following non-profit entities: Kennedy Center, and Wolf Trap Foundation for the Performing Arts. From September 2008 until March 2017, Ms. Hill served as a director of The Wendy's Company, where she served on its

DEAN FOODS COMPANY – 2019 Proxy Statement	13

Compensation Committee, and, from 2005 until its merger with a subsidiary of Softbank Corp. in July 2013, she served on the Board of Directors of Sprint Nextel Corporation, where she served on the Compensation and Nominating/Corporate Governance committees.

Skills & Expertise:

Ms. Hill brings valuable insight to our Board as a human resources and corporate governance specialist, having cofounded Alexander & Associates where she provided corporate planning advice and analysis to directors, executives and managers in the areas of human resource planning, corporate responsibility, corporate communications and government consultation. In addition, Ms. Hill has extensive experience serving as a director on several other Boards of Directors over the past 20 years, including Nextel, Sprint Nextel Corporation, Wendy's, and Wendy's/Arby's Group,  Inc.

J. Wayne Mailloux

Age: 70 Director since: May 2009 Committees: Audit Compensation	Mr. Mailloux was a senior executive of PepsiCo from 1986 to 2004 serving as President of Pepsi Cola Canada Beverages, Pepsi Cola Europe and Africa, and as a Senior Vice President of PepsiCo from 2000 to his retirement in 2004. Since 2004, Mr. Mailloux has been involved in entrepreneurial investing activities and strategy development consulting, and has served on various private and public company boards and multiple not for profit boards. During his tenure as a director of Dean Foods Company, Mr. Mailloux has served on the Governance, Compensation and Audit committees of Dean Foods Company, including as past Chair of the Audit Committee.

Skills & Expertise:

Mr. Mailloux's 18-year career with PepsiCo spanned a wide variety of senior management roles and included extensive general management, sales and marketing experience globally in both company operations and franchise environments. Mr. Mailloux also served on the Board of Directors of Ault Dairies Inc., then Canada's largest dairy, prior to its acquisition by Parmalat. His experience in the beverage industry, combined with his global business experience, make him well-qualified to advise our Company as we continue to execute our business strategies.

DEAN FOODS COMPANY – 2019 Proxy Statement	14

Helen E. McCluskey

Age: 63 Director since: November 2015 Committees: Audit Compensation	Ms. McCluskey was President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc. from February 2012 until its acquisition in February 2013 by PVH Corporation. She served as a director of PVH Corporation from February 2013 until June 2014. Ms. McCluskey joined The Warnaco Group, Inc. in July 2004, serving as its Chief Operating Officer from September 2010 to February 2012 and as Group President from July 2004 to September 2010. Prior to joining The Warnaco Group, Inc., Ms. McCluskey held various positions of increasing responsibility with Firestone Tire & Rubber Company (1977 to 1983), Playtex Apparel, Inc. (1983 to 2001) (which was acquired by Sara Lee Corporation in 1991) and Liz Claiborne Inc. (2001 to 2004). During her 18-year tenure with Sara Lee Corporation's intimate apparel units, she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001. Ms. McCluskey has served as member of the Board of Directors of Avon Products, Inc. since July 2014 and is a member of its Compensation and Management Development Committee and, since August 2013, has served as a director of Signet Jewelers Limited and as a member of its Audit Committee and Nomination and Corporate Governance Committee, and, since February 2019, has served as a director of Abercrombie & Fitch Co.

Skills & Expertise:

With her broad background in strategy, business planning and operations derived from her career in consumer businesses, Ms. McCluskey brings valuable skills and insight to the Company. Her experience as a Chief Executive Officer of a global public company provides her with significant expertise in global business matters, corporate leadership and management, allowing her to bring valuable insight to the management of the Company's strategic direction and growth. Additionally, having built women's brands globally, she contributes a valuable blend of branding, merchandising, and marketing expertise to the Company.

John R. Muse

Age: 68 Director since: November 1997 Committees: Compensation Executive	Mr. Muse retired as Chairman of a private equity firm, Kainos Capital, LLC (formerly known as HM Capital Partners LLC and prior to that known as Hicks, Muse, Tate & Furst Incorporated, which he cofounded in 1989) effective January 2017. Since January 2017, he has served as a director of Nexstar Media Group, one of the nation's largest multimedia companies. He also served as a director of Media General, Inc. from December 2014 until its acquisition by

DEAN FOODS COMPANY – 2019 Proxy Statement	15

Nexstar Media Group in January 2017. Mr. Muse serves as Chairman of Lucchese Boot Company, Inc., a privately-held boot manufacturer, and as the Chairman of Free Flow Wines, LLC, a privately-held packaging and logistics company serving the wine on tap industry. Mr. Muse also serves on the Board of Advisors of the UCLA Anderson School of Management and the Board of the Woodall Rodgers (Klyde Warren) Park Foundation. Mr. Muse was also a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997.

Skills & Expertise:

Mr. Muse has more than 30 years of experience in private equity and investment banking, including experience in the food and beverage, energy and media sectors. In addition to his industry knowledge, Mr. Muse has extensive knowledge of acquisitions, capital markets and finance, which is invaluable to our Board's strategic planning for the Company's capital and liquidity needs.

B. Craig Owens

Age: 64 Director since: November 2015 Committees: Audit (Chair) Nominating/Corporate Governance	Mr. Owens was the Chief Financial Officer, Chief Administrative Officer and Senior Vice President of Campbell Soup Company from 2008 until his retirement in April 2014. From 2001 to 2008, Mr. Owens served as the Chief Financial Officer and Executive Vice President of Delhaize Group, an international food retailer headquartered in Belgium. Prior to that, he was employed by The Coca-Cola Company and its key franchisees from 1981 to 2001 and served in various management roles of increasing importance, including as Finance Director (CFO) for Coca-Cola Beverages plc from 1998 to 2000. Mr. Owens has served on the Board of Directors of J.C. Penney Company, Inc. since October 2014, where he is a member of its Finance and Planning Committee and serves as chair of its Audit Committee, and as a director of Aptar Group, Inc., a leading global supplier of dispensing systems, since February 2018. From December 2011 through August 2015, he served as a director of Pall Corporation and chaired its Audit Committee from January 2013 through August 2015. Additionally, Mr. Owens has served as a director of United States Cold Storage, Inc., a private company, since June 2014, and, since 2013, has served on the Board of Trustees of Washington & Lee University.

Skills & Expertise:

Mr. Owens has extensive experience in the consumer food and beverage industries and considerable knowledge of the retail industry. He brings significant financial expertise to the Board, including all aspects of financial reporting,

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accounting, corporate finance and capital markets, as well as significant experience in strategic planning, business integration and operations, and in managing supply chain organizations.
Ralph P. Scozzafava Chief Executive Officer

Age: 60 Director since: January 2017 Committees: Executive (Chair)	Mr. Scozzafava has served as our Chief Executive Officer and as a member of our Board of Directors since January 1, 2017. He joined Dean Foods in October 2014, initially serving as Executive Vice President and Chief Commercial Officer from October 2014 to October 2015 and then as Executive Vice President, Chief Operating Officer from October 2015 until becoming our Chief Executive Officer. From May 2008 to November 2013, Mr. Scozzafava served as the Chairman of the Board of Directors and Chief Executive Officer of Furniture Brands International, Inc. and as its Vice Chairman and Chief Executive Officer-designate from June 2007 to May 2008. Furniture Brands filed a petition under Chapter 11 in the United States Bankruptcy Court for the District of Delaware in September 2013, culminating with the sale of the assets of the company in November 2013. Prior to that, he was employed at Wm. Wrigley Jr. Company, where he held several positions, including serving as Vice President – Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director – North America/Pacific from January 2004 to March 2006. Prior to joining Wrigley, Mr. Scozzafava served in sales, marketing and merchandising positions at Campbell Soup Company, Clorox Company, and Johnson & Johnson. From February 2012 until June 2017, Mr. Scozzafava served on the Board of Directors of Stage Stores, Inc., where was a member of the Compensation Committee and chaired the Audit Committee.

Skills & Expertise:

Mr. Scozzafava has significant experience in operations, sales and marketing. His three decades of experience and success in the consumer packaged goods sector and his role as our Chief Executive Officer provide our Board with invaluable insight regarding the Company's operations and industry.

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Jim L. Turner Non-Executive Chairman of the Board

Age: 73 Director since: November 1997 Committees: Compensation (Chair) Executive Nominating/Corporate Governance	Mr. Turner has served as the Non-Executive Chairman of the Board since August 2015. He serves as Principal of JLT Beverages L.P., a position he has held since 1996, and, since January 2015, has served as the Owner/CEO of JLT Automotive Inc., a group of new automobile dealerships. Prior, Mr. Turner served as President and Chief Executive Officer of Dr Pepper/Seven Up Bottling Group, Inc. from its formation in 1999 through June 2005 when he sold his interest in that company. Prior to that, Mr. Turner served as Owner/Chairman of the Board and Chief Executive Officer of the Turner Beverage Group, the largest privately-owned independent bottler in the United States. Mr. Turner was a member of the Board of Directors of The Morningstar Group Inc. prior to our acquisition of that company in November 1997. Mr. Turner has served on the Board of Trustees of Baylor Scott & White Holdings, the largest not-for-profit healthcare system in the State of Texas, since September 2013 and has served as its Chair since July 2015. He also serves as Chair of its Executive Committee. (Mr. Turner previously served as the Chair of the Board of Trustees of Baylor Health Care System until its merger with Scott & White Healthcare in September 2013.) Mr. Turner also serves on the Boards of Directors of Crown Holdings, Inc., a manufacturer of consumer packaging products, where he serves on the Governance and Compensation Committees; Comstock Resources, Inc., an energy company engaged in oil and gas exploration and development, where he serves as lead Director and Chair of the Compensation Committee; and INSURICA, a full service insurance agency. In addition, Mr. Turner is a member of the Texas Rangers Baseball Club ownership group.

Skills & Expertise:

Mr. Turner's ownership and chairman/CEO experience with various businesses, especially beverage and bottling companies, translates well into our Company's profile as a leading food and beverage company. In addition, Mr. Turner's varied board experiences, including with Morningstar and other consumer packaged goods companies, offer helpful insight into both the challenges and growth opportunities facing our business.

Our Board of Directors recommends that you
vote FOR the election of each of the seven director nominees.

DEAN FOODS COMPANY – 2019 Proxy Statement	18

DIRECTOR COMPENSATION

Our objectives for non-employee director compensation are twofold: first, to remain competitive with the compensation paid to directors of comparable companies so that we are able to attract and retain qualified candidates; second, to align the interests of non-employee directors with those of our stockholders by paying a portion of non-employee director compensation in units representing shares of our stock.

Pursuant to these objectives, and based on recommendations from the Compensation Committee, our Board determined the amount and manner of non-employee director compensation for 2018 as set forth below. Since Mr. Scozzafava was an employee of the Company, he did not receive separate compensation for his Board service in 2018.

Structure of Non-Employee Director Compensation for 2018

The compensation structure for non-employee directors during 2018 is set forth below and has not changed since 2016:

Cash Compensation. In 2018, non-employee directors were entitled to receive the following cash compensation:

  •
  $100,000 per year annual cash retainer;
  •
  $165,000 per year for serving as Non-Executive Chairman of the Board;
  •
  $15,000 per year for chairing the Audit Committee or Compensation Committee; and
  •
  $12,500 per year for chairing the Nominating/Corporate Governance Committee.

Cash compensation is paid quarterly in arrears on a pro rata basis. Additionally, if the number of meetings of the Board exceeds eight, or if the number of meetings of any Committee of the Board to which a director is appointed exceeds eight, in each case during any year, then the Board may award additional fees for each additional meeting in an amount to be determined by the Board. No additional meeting fees were awarded or paid for 2018.

Directors may elect to receive all or any portion of their cash fees as restricted stock awards ("RSAs") rather than in cash (other than fees for serving as the Non-Executive Chairman of the Board). If a director makes this election, he or she will receive an award of RSAs with a value equal to 150% of the cash amount owed to him or her, determined as of the last day of the applicable quarter based on the average closing price of Dean Foods common stock over the last 30 trading days of the quarter. One-third of the RSAs vest on the grant date; one-third vest on the first anniversary of the grant date; and the final one-third vest on the second anniversary of the grant date. In 2018, directors Janet Hill and Helen McCluskey elected to receive all of their 2018 fees in cash. Mr. Mailloux elected to receive his 2018 director fees as RSAs through the third quarter and elected to receive cash for the fourth quarter. All other directors elected to receive their 2018 director fees as RSAs. We refer to directors who elect RSAs in lieu of cash as "Exchanging Directors." In the table set forth below, the amount that an Exchanging Director would have received as cash fees (the "Exchanged Cash Fees") if they had elected cash is included in the column entitled "Fees Earned or Paid in Cash." The value of the RSAs actually received in excess of such Exchanged Cash Fees is included in the Stock Awards column.

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Equity Compensation. In addition to the cash compensation described above, during 2018 each non-employee director received an annual grant of RSUs. The number of units granted was determined based on a value of $120,000 divided by the Company's closing stock price on March 1, 2018, the date of the award. The non-employee directors received their awards at the same time our executive officers and other key employees received their annual long-term incentive ("LTI") grants. The RSUs vest pro rata annually over three years.

Benefits and Reimbursement Practice. Non-employee directors are eligible to participate in the medical, dental and vision benefit plans maintained by the Company; provided that such non-employee directors are responsible for payment of 100% of the applicable premiums without any Company contribution. The Company also reimburses them for travel expenses and other out-of-pocket expenses incurred in connection with Company business.

Payment of Non-Employee Director Compensation in 2018

The following table summarizes the compensation paid to our non-employee directors for Board service in the fiscal year ended December 31, 2018. No options to purchase Dean Foods common stock were awarded to our non-employee directors in 2018.

2018 Non-Employee Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Janet Hill	112,500	120,000	232,500
J. Wayne Mailloux	100,000	155,536	255,536
Helen E. McCluskey	100,000	120,000	220,000
John R. Muse	100,000	160,872	260,872
B. Craig Owens	115,000	167,000	282,000
Jim L. Turner	280,000	167,000	447,000
Robert T. Wiseman	100,000	160,872	260,872

(1)
This column includes the value of earned cash compensation, whether paid in cash or RSAs. With respect to our Exchanging Directors Mailloux, Muse, Owens, Turner and Wiseman, the amounts shown in this column represent the amount that each would have received as cash fees if he had elected to be paid in cash rather than in RSAs.

(2)
This column represents the aggregate grant date fair value of the annual equity grants to directors paid in the form of RSUs. With respect to our Exchanging Directors Mailloux, Muse, Owens, Turner, and Wiseman, this column also includes the grant date fair value of the RSAs net of the director's Exchanged Cash Fees. RSAs in lieu of cash compensation are granted quarterly as of the last day of the applicable quarter.

Amounts shown reflect the aggregate grant date fair value of the RSUs and RSAs, calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions used in valuing the awards are described in Note 12 to the Consolidated Financial Statements included within our Annual Report on Form 10-K for the year ended December 31, 2018. Generally, RSU awards vest pro rata annually over three years following the grant date.

DEAN FOODS COMPANY – 2019 Proxy Statement	20

(3)
The following table shows the aggregate number of outstanding equity awards (unvested RSAs and RSUs and stock options, all of which are exercisable) held by our non-employee directors as of December 31, 2018, including any shares for which beneficial ownership has been disclaimed:

Name	RSAs	RSU Awards	Option Awards
Janet Hill	–	20,077	58,647
J. Wayne Mailloux	12,412	20,077	–
Helen E. McCluskey	–	20,077	–
John R. Muse	17,516	20,077	–
B. Craig Owens	19,939	20,077	–
Jim L. Turner	20,143	20,077	14,357
Robert T. Wiseman	17,516	20,077	–

Director Stock Ownership Guidelines

Our Corporate Governance Principles provide that within three years of joining the Board, each non-employee director is expected to own stock of the Company having a value of at least three times the director's annual cash retainer paid for service on our Board of Directors. For purposes of these guidelines, a director is deemed to "own" beneficially-owned shares, as well as RSAs and RSUs, whether or not any applicable restrictions have lapsed, but not stock options. Compliance is measured on the last trading day of the calendar year with the stock value based on the 5-year average of the closing price of the Company's common stock on the last trading day of the years of measurement. As of March 18, 2019, all directors are currently in compliance with our stock ownership guidelines.

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CORPORATE GOVERNANCE

Independent Directors

Under applicable NYSE Rules, a director qualifies as "independent" only if the Board of Directors affirmatively determines that he or she has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). Our Board of Directors, in consultation with the Nominating/Corporate Governance Committee, conducts an annual assessment to determine the independence of each member of our Board of Directors. The guidelines established by the Board to determine director independence are included in our Corporate Governance Principles, which are available on our website at www.deanfoods.com. In making its independence determinations, the Board reviews the direct and indirect relationships between the Company and/or its officers and each director, including each director's commercial, economic, charitable and family relationships. Additionally, the Board of Directors reviews relationships and transactions, if any, considered pursuant to our Related Party Transactions Policy. (See "Policies Regarding Transactions with Related Parties; Relationships with our Executive Officers and Directors" on page 31 of this Proxy Statement.)

In 2019, our Board determined that the following members of our Board of Directors are "independent," as that term is used in the NYSE Rules and our Corporate Governance Principles:

Janet Hill	B. Craig Owens
J. Wayne Mailloux	Jim L. Turner
Helen E. McCluskey	Robert T. Wiseman
John R. Muse

With respect to Ms. Hill, Mr. Turner and Mr. Owens, the Board considered each of their roles as directors of certain entities with which we conducted business in 2018. The Company's transactions with such entities involved the purchase and sale of goods and services in the ordinary course of business and the amounts were not material either to us or to the other party. After considering all relevant facts and circumstances, our Board determined that such relationships were not material and did not impact Ms. Hill's, Mr. Turner's or Mr. Owens' status as an independent director.

Responsibilities of the Board

Our Board of Directors is responsible for overseeing and interacting with senior management with respect to key aspects of our business, including strategic planning, management development and succession, operating performance, compliance and stockholder returns. It is the responsibility of the Board of Directors to select and evaluate a well-qualified chief executive officer of high integrity and to approve the appointment of other members of the senior management team. The Board of Directors provides general advice and counsel to our chief executive officer and other senior executives.

All directors are expected to avoid conflicts of interest and to represent the best interests of our stockholders in maintaining and enhancing the success of our business.

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The Board annually evaluates the performance of the Board, the operations of its committees and the contributions of individual directors to ensure that each is functioning effectively and to aid in Board refreshment and succession planning. This evaluation process is conducted under the oversight of the Nominating/Corporate Governance Committee. Directors consider various topics related to Board and Committee composition, structure, effectiveness and responsibilities. The results of the assessment are shared with the full Board and acted on as appropriate.

Members of our Board of Directors are required to regularly attend Board meetings and to attend our Annual Meeting of Stockholders, unless unforeseen circumstances prevent them from doing so.

Our Board of Directors meets according to a set quarterly schedule and also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board met eleven times during 2018, including four regular meetings and seven special meetings. In 2018, average director attendance at Board and applicable Committee meetings was 97%. No director attended fewer than 75% of the total number of Board and applicable Committee meetings in 2018. All of our directors attended the 2018 Annual Meeting of Stockholders.

Board Leadership Structure

Our Company adheres to high standards of corporate governance. Our Board of Directors is composed primarily of independent directors, as that term is defined in the NYSE Rules and our Corporate Governance Principles. We have a strong and active Board that understands our business and works closely with our CEO and other senior management.

The Board may in its discretion combine or separate the roles of Chairman of the Board and CEO if it deems it advisable and in the best interests of the Company to do so. The Board has currently elected to separate the roles with Mr. Turner serving as our Non-Executive Chairman of the Board and Mr. Scozzafava serving as our CEO. We believe this structure represents the appropriate allocation of roles and responsibilities at this time. With Mr. Turner's extensive experience with companies involved in businesses similar to the Company's business, combined with his leadership qualities, Mr. Turner is well-positioned to lead the Board in its fundamental role of providing advice to and oversight of management. This allows Mr. Scozzafava to focus on our day-to-day business and strategy, meet with investors and convey management's perspective to other members of the Board. Mr. Scozzafava works closely with Mr. Turner to identify appropriate topics of consideration for the Board and to plan effective and informative meetings.

The Company's Corporate Governance Principles provide for the annual election of the Chairman of the Board or, if the Chairman of the Board is not independent, a Lead Director. The Board has elected an independent Chairman of the Board since May 2013. Mr. Turner has served as the Non-Executive Chairman of the Board since August 2015.

The independent directors on our Board meet in executive session at each regularly-scheduled Board meeting and following special meetings from time to time. Mr. Turner presides at such executive sessions.

All members of the Audit, Nominating/Corporate Governance and Compensation Committees of our Board of Directors are independent. Therefore, oversight of critical matters such as the integrity of our financial statements, executive compensation (including the compensation of

DEAN FOODS COMPANY – 2019 Proxy Statement	23

the CEO), the nomination of directors, and evaluation of the Board of Directors and its Committees and the CEO is entrusted solely to independent directors.

Board Composition

The Nominating/Corporate Governance Committee evaluates the composition of the Board annually and takes director tenure into account as part of its review and when making nomination decisions. The Nominating/Corporate Governance Committee believes that Board continuity facilitates effective leadership, risk management and oversight. The Nominating/Corporate Governance Committee also believes it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives and, in furtherance of this objective, the Board elected Ms. McCluskey and Mr. Owens to the Board in late 2015.

Committees of the Board – Responsibilities and Membership

Our Board of Directors has established the Audit, Compensation, and Nominating/Corporate Governance Committees to assist in the performance of its various functions. Each of these committees:

  •
  is composed exclusively of directors determined by the Board to be independent as defined under NYSE Rules and in accordance with our Corporate Governance Principles, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act;

  •
  is composed of members who are appointed by our Board upon recommendation of the Nominating/ Corporate Governance Committee;

  •
  makes regular reports to the Board and reviews its own performance annually;

  •
  meets at least quarterly; and

  •
  operates under a charter.

Each Committee charter is available on the Company's website at www.deanfoods.com. Stockholders may also contact our Investor Relations Department at 214.303.3438 to obtain a copy free of charge.

In addition, the Board has established the Executive Committee to act on behalf of the Board when the Board is not in session. The Executive Committee meets only as needed. In addition to the standing committees, the Board may from time to time establish ad hoc or special committees to assist in various matters.

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The chart below lists the standing Committees of our Board of Directors and indicates who currently serves on those Committees and how many times each Board Committee met during 2018.

Board Member	Audit(1)(2)	Compensation(1)	Executive	Nominating/Corporate Governance(1)
Janet Hill	M			C
J. Wayne Mailloux	M	M
Helen E. McCluskey	M	M
John R. Muse		M	M
B. Craig Owens	C			M
Ralph P. Scozzafava			C
Jim L. Turner		C	M	M
Robert T. Wiseman				M

Meetings in 2018	9	6	1	4

M    Committee Member

C    Committee Chair

(1)
For 2019, our Board of Directors has determined that all of the members of our Audit, Compensation and Nominating/Corporate Governance Committees are independent.

(2)
For 2019, our Board of Directors has determined that Ms. Hill, Mr. Mailloux, Ms. McCluskey, and Mr. Owens are "audit committee financial experts," as that term is defined by the SEC and that each member of the Audit Committee is "financially literate" as that term is used in the NYSE Rules.

Responsibilities of Board Committees

Audit Committee. The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, assessing the independence of and terminating our independent auditor;

  •
  overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work;

  •
  reviewing and discussing our annual and quarterly financial statements with management and our independent auditor;

  •
  meeting regularly with members of our management and with our independent auditor outside the presence of management;

  •
  overseeing our internal audit function;

  •
  monitoring and discussing our major financial risk exposures, including our risk assessment and risk management policies;

  •
  recommending policies regarding the hiring of current or former employees of our independent auditor;

  •
  establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

DEAN FOODS COMPANY – 2019 Proxy Statement	25

  •
  monitoring our compliance with applicable legal and regulatory requirements that may have a material impact on our financial statements or compliance policies;

  •
  providing oversight of our Insider Trading Policy, Code of Ethics and our Corporate Ethics and Compliance program;

  •
  providing oversight of the Company's swap transactions and the Non-Financial End-User Exception Policy;

  •
  overseeing our policies and practices with respect to corporate social responsibility, including environmentally sustainable solutions, ethics and compliance and the management of reputation risk;

  •
  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor; and

  •
  preparing the Audit Committee report required by SEC rules, which is included in this Proxy Statement.

The Audit Committee has the authority to retain and pay independent legal, accounting and other advisors, at our expense.

Nominating/Corporate Governance Committee. The purpose of the Nominating/Corporate Governance Committee is to consider, develop and make recommendations to the Board of Directors regarding corporate governance principles generally and with respect to the appropriate size, function and operation of the Board and its Committees to optimize the effectiveness of the Board. The Nominating/Corporate Governance Committee's responsibilities include:

  •
  establishing the criteria for membership on the Board of Directors;

  •
  reviewing periodically our Corporate Governance Principles and recommending changes to the Board of Directors;

  •
  reviewing and making recommendations to the Board of Directors with respect to management succession planning and management development;

  •
  considering, recommending and recruiting candidates to fill new or open positions on the Board of Directors;

  •
  reviewing candidates recommended by stockholders;

  •
  conducting the appropriate inquiry into the backgrounds and qualifications of potential candidates;

  •
  recommending director nominees for approval by the Board of Directors and our stockholders;

  •
  considering possible conflicts of interest of Board members and executive officers;

  •
  recommending Board Committee members and director development;

  •
  conducting or authorizing investigations into any matters within the scope of its responsibilities as it deems appropriate;

  •
  overseeing the annual evaluation of the Board and its Committees and the evaluation of management; and

  •
  reviewing transactions under our Related Party Transaction Policy (as defined below).

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The processes and procedures followed by the Nominating/Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading "Corporate Governance – Nominating Directors."

Compensation Committee.    The Compensation Committee's responsibilities include:

  •
  reviewing and evaluating the performance of the CEO;

  •
  determining the CEO's compensation;

  •
  reviewing and approving the compensation of our other executive officers and certain other key employees and acting in an advisory role on non-executive employee compensation;

  •
  setting our executive compensation policies and objectives and administering our executive compensation programs;

  •
  overseeing our long-term incentive compensation programs and making final determinations regarding grants under such programs;

  •
  retaining, overseeing, approving the compensation of and terminating compensation consultants and other outside advisors;

  •
  conducting or authorizing investigations into any matters within the scope of its responsibilities as it deems appropriate;

  •
  reviewing and making recommendations to the Board regarding director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included in this Proxy Statement; and

  •
  preparing the Compensation Committee report required by SEC and NYSE Rules, which is included in this Proxy Statement.

Additional information regarding the processes and procedures followed by the Compensation Committee in considering and determining executive compensation is provided below under the heading "Compensation Discussion and Analysis" beginning on page 42 of this Proxy Statement.

Our CEO makes recommendations to the Compensation Committee each year on the appropriate compensation to be paid to our executive officers, excluding himself. The Compensation Committee makes the final determination of the amount of compensation to be awarded to each executive officer, including the CEO, based on the Compensation Committee's determination of how that compensation reflects the objectives of our compensation policies. The Compensation Committee has delegated limited authority to the CEO and two designated executive officers to grant long-term incentive awards in connection with the hiring of certain new employees or the promotion or special recognition of selected employees.

The Compensation Committee meets several times each year to discuss setting individual compensation levels. The Compensation Committee seeks to establish compensation policies that will align management's interests with those of our stockholders while also motivating and rewarding individual initiative and effort. The Compensation Committee also determines and establishes our short-term and long-term incentive plans and other executive benefits as needed throughout each year. In addition, the Compensation Committee evaluates any advisors to such Committee for potential conflicts of interest and considers such conflicts in connection with any engagement of such advisors. For more information regarding the

DEAN FOODS COMPANY – 2019 Proxy Statement	27

actions of our Compensation Committee, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Compensation Committee Consultant

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer and non-employee director compensation. The Compensation Committee has retained a compensation consultant, Mercer (US), LLC ("Mercer"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist in connection with setting compensation. The Compensation Committee relies on Mercer to collect and analyze market compensation data. The Compensation Committee works with Mercer to ensure that position descriptions are appropriately comparable between our Company and those companies in our peer group and, where necessary or advisable, to properly adjust the raw data so that it is appropriate for our company. Using this data, Mercer makes preliminary compensation recommendations based on our Compensation Committee's compensation philosophy.

Although the Compensation Committee approves the scope of Mercer's work for the Compensation Committee and its fees for those services, Mercer works with management as well to ensure Mercer's advice and recommendations reinforce the Company's business strategy and are consistent with the Company's pay-for-performance philosophy.

Examples of executive compensation services provided by Mercer during 2018 include the following:

  •
  participation in Compensation Committee meetings as advisor to the Committee;

  •
  market assessments of executive total compensation;

  •
  consultations with management and the Compensation Committee on the design of short-term and long-term incentive plans;

  •
  periodic updates on market trends;

  •
  assessment of compensation of the Board of Directors;

  •
  preparation of tally sheets for executive compensation; and

  •
  assistance in evaluation and selection of our peer group.

Mercer provides advice and assistance to the Company in several areas outside of executive compensation, including the following:

  •
  retirement consulting, which includes actuarial valuations;

  •
  consulting on multiemployer plans and collective bargaining agreements, plan consolidations and government reports;

  •
  defined benefit plan consulting and administration outsourcing;

  •
  internal job grading and benchmarking for non-executive employees;

  •
  health and benefit consulting and administration;

  •
  human resources and compensation management software;

  •
  investment consulting; and

DEAN FOODS COMPANY – 2019 Proxy Statement	28

  •
  due diligence and consulting services related to acquisitions and dispositions.

In addition, we have engaged affiliates of Marsh & McLennan Companies, Inc., the parent company of Mercer, to provide certain group insurance, risk management services and actuarial services.

The aggregate fees billed by Mercer and its affiliates in 2018 were approximately $5.4 million of which approximately:

  •
  $273,000 was for consulting services related to executive compensation that were provided by Mercer to management and the Compensation Committee;

  •
  $4.5 million was related to other services provided to the Company by Mercer as described above; the Mercer employees advising the Compensation Committee were not involved in the provision of such other services; and

  •
  $619,000 was related to services provided by affiliates of Mercer; the Mercer employees advising the Compensation Committee were not involved in the provision of services by Mercer's affiliates.

Mercer operates its compensation practice as a separate business unit from its other services, and we have been advised by Mercer that the compensation of its compensation consultants is based solely on the fees generated by the compensation practice. The Compensation Committee has adopted the following policy with respect to the compensation consultant:

  •
  The Compensation Committee directly engages the compensation consultant.

  •
  The compensation services provided by the compensation consultant to management and the Compensation Committee are approved in advance by the Compensation Committee.

  •
  The Compensation Committee reviews all other support services provided by the compensation consultant or its affiliates to the Company on a quarterly basis.

Although the Compensation Committee does not approve in advance the engagement of Mercer or its affiliates by management for services other than those related to executive compensation, the Compensation Committee reviews quarterly all other services provided by Mercer or its affiliates and considers on an ongoing basis whether such services compromise Mercer's independence in providing services to the Compensation Committee. The other services were approved by management in the normal course of business.

In addition, the Compensation Committee considered the independence of Mercer in light of SEC rules and NYSE Rules. The Compensation Committee received a letter from Mercer addressing its independence, including the following factors: (i) other services provided to the Company by Mercer or its affiliates; (ii) fees paid by the Company to Mercer as a percentage of total revenue of Marsh & McLennan Companies, Inc., the parent company of Mercer; (iii) Mercer's policies and procedures designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationship between the Company's executive officers and Mercer or the individual consultants involved in the engagement. The Compensation Committee concluded that Mercer's services did not raise any conflict of interest.

DEAN FOODS COMPANY – 2019 Proxy Statement	29

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors and its current members are set forth in the chart of committee information on page 25. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee.

Communications with the Board of Directors

Should you wish to contact our Non-Executive Chairman of the Board or any other member of our Board of Directors on a Board-related issue, you may write to him or her in care of our Corporate Secretary at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that is threatening, illegal or similarly unsuitable will be excluded. Any communication that is screened as described above will be made available to any director upon his or her request.

Comprehensive Risk Oversight

The Board has an active role, as a whole and also at the Committee level, in overseeing management of the Company's risk. While the Board is ultimately responsible for overall risk oversight at our Company, our three primary Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee has primary responsibility for monitoring the Company's major financial risk exposures and the steps the Company has taken to control such exposures, including the Company's risk assessment and risk management guidelines and policies. The Company has also established a Financial Disclosure Committee composed of members of management to assist in fulfilling our obligations to maintain effective disclosure controls and procedures and to coordinate and oversee the process of preparing our securities filings with the SEC. In addition, our management team has implemented an enterprise risk management program to conduct an annual business risk assessment, including cybersecurity risk, and present its findings and progress toward mitigating such risks to the Audit Committee throughout the year. The business risk assessment includes an action plan to address such risks, and the Audit Committee discusses with management the appropriateness of such strategies. The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. The Nominating/Corporate Governance Committee is charged with overseeing risks with respect to our Related Party Transaction Policy and with respect to issues arising with directors and director nominees. Each Committee reports its findings to the full Board quarterly for consideration. In addition, the Board receives updates from senior management on other areas of material risk at each regularly scheduled quarterly meeting, including operational, financial, legal and regulatory, cybersecurity, strategic and

DEAN FOODS COMPANY – 2019 Proxy Statement	30

reputational risks. These measures are designed to allow the Board to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Policies Regarding Transactions with Related Parties; Relationships with our Executive Officers and Directors

Under our Code of Ethics, directors, officers and employees are expected to make business decisions and take actions based upon the best interests of the Company and not based upon personal relationships or benefits.

The Board of Directors has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written policy governing these transactions (the "Related Party Transaction Policy"). The Related Party Transaction Policy applies to any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which our Company was, is or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

  •
  our directors, nominees for director or executive officers;

  •
  any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  any immediate family member of any of the foregoing persons; and

  •
  any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any transaction proposed to be entered into by the Company with a related party must be reported to our General Counsel and reviewed and approved by the Nominating/Corporate Governance Committee in accordance with the terms of the Related Party Transaction Policy, prior to effectiveness or consummation of the transaction, whenever practicable. If advance approval is not practicable under the circumstances, the Nominating/Corporate Governance Committee will review and, in its discretion, may ratify the related party transaction at its next meeting. In the event management becomes aware of any further related party transactions subsequent to that meeting, such transactions may be presented to the Nominating/Corporate Governance Committee for approval at its next meeting, or where it is not practicable or desirable to wait until the Committee's next meeting, to the Chair of the Nominating/Corporate Governance Committee (to whom authority has been delegated to act between Committee meetings) subject to ratification by the Nominating/Corporate Governance Committee at its next meeting.

Any transaction with a related party previously approved by the Nominating/Corporate Governance Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Nominating/Corporate Governance Committee annually.

The Nominating/Corporate Governance Committee (or the Chair) will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and our stockholders, as the Nominating/Corporate Governance Committee (or the Chair) determines in good faith in accordance with its business judgment. In addition, the

DEAN FOODS COMPANY – 2019 Proxy Statement	31

transaction must be on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. In 2018, the Company did not enter into any related party transaction of the type required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Other transactions considered by our Board in assessing director independence, but which do not involve a direct or indirect material interest for the related person, are described in this Proxy Statement under the heading "Corporate Governance – Independent Directors."

Nominating Directors

Nominations by the Board of Directors. The Nominating/Corporate Governance Committee, with the input of the CEO, is responsible for recommending to the Board (1) nominees for Board membership to fill vacancies or newly created positions and (2) the persons to be nominated by the Board for election at the Company's annual meeting of stockholders. In connection with the selection and nomination process, the Nominating/Corporate Governance Committee reviews the desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In considering whether to recommend any candidate to the Board, the Committee will apply the criteria set forth in our Corporate Governance Principles.

The Nominating/Corporate Governance Committee may, from time to time, as appropriate, retain search firms to assist in identifying qualified director candidates. The Committee looks for individuals who have displayed high ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, disability, gender or sexual orientation.

Nominations by Stockholders. Stockholders may recommend individuals to the Nominating/Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and the number of shares of our common stock beneficially owned by the nominee, to the Nominating/Corporate Governance Committee, c/o Corporate Secretary, 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Assuming the appropriate information has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement for the next annual meeting of stockholders.

Stockholders also have the right under our Bylaws to directly nominate candidates, without any action or recommendation on the part of the Nominating/Corporate Governance Committee or the Board of Directors. Our Bylaws require that the Company be given advance

DEAN FOODS COMPANY – 2019 Proxy Statement	32

written notice of stockholder nominations for election to the Board of Directors. Such nomination must contain the information required by our Bylaws with respect to the nominee and the stockholder. To be timely, a stockholder's notice must be delivered to the Corporate Secretary (i) in the case of an annual meeting, not earlier than the 120th day and no later than 5:00 p.m., Central time, on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Central time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date such special meeting is less than 100 days prior to the date of such special meeting, the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. For our 2020 Annual Meeting of Stockholders, assuming no advancement or delay by more than 30 days from the first anniversary of the date of our 2019 Annual Meeting of Stockholders, such notice must be received no earlier than January 9, 2020 and no later than February 8, 2020.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees. Our Code of Ethics is posted on our corporate website at www.deanfoods.com. Any amendments to or waivers of our Code of Ethics for directors or executive officers will also be posted on our website. If you would like a paper copy of our Code of Ethics, please request one by writing or calling our Investor Relations Department at:

Dean Foods Company
Attention: Investor Relations
2711 North Haskell Avenue, Suite 3400
Dallas, Texas 75204
214.303.3438

Ethics and Compliance Oversight

We have a designated Chief Compliance Officer who oversees our ethics and compliance program. He provides quarterly reports to the Audit Committee on the program's effectiveness and works closely with various compliance functions to coordinate the sharing of best practices across our Company.

DEAN FOODS COMPANY – 2019 Proxy Statement	33

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") to serve as our independent auditor for 2019 and is soliciting your ratification of that selection.

The Audit Committee has responsibility for the selection of our independent auditor and stockholder ratification is not required. However, as a matter of good corporate governance, the Audit Committee is soliciting your vote on this proposal and will take your vote into consideration when selecting our independent auditor in the future.

The Audit Committee has responsibility for overseeing our financial reporting and various other matters. See page 25 of this Proxy Statement for further information about the responsibilities of our Audit Committee and page 37 for the Audit Committee Report.

Representatives of Deloitte & Touche will be present at the 2019 Annual Meeting of Stockholders to make a statement, if they choose, and to answer any appropriate questions you may have.

Our Board of Directors recommends that you
vote FOR Proposal 2.

Independent Auditor Information

Deloitte & Touche has served as independent auditor for the Company since 1988. In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche also provides various other services to the Company. All of the services provided for the Company by Deloitte & Touche in 2018 were approved by the Audit Committee. The following table presents aggregate fees and reimbursable expenses billed to the Company and its consolidated subsidiaries by Deloitte & Touche in 2018 and 2017.

	2018	2017

Audit Fees(1)	$3,445,000	$3,398,000
Audit-Related Fees(2)	5,000	5,000
Tax Fees(3)	21,000	21,000
All Other Fees(4)	10,411,000	2,888,000

Total	$13,882,000	$6,312,000

(1)
"Audit Fees" includes fees and expenses billed for the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings. Also included in this item is the audit of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

DEAN FOODS COMPANY – 2019 Proxy Statement	34

(2)
"Audit-Related Fees" includes fees billed for services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under the item "Audit Fees."

(3)
"Tax Fees" includes fees billed for services that are related to tax compliance and advice.

(4)
"All Other Fees" for 2018 are attributable to Business Transformation Consulting Advisory Services provided by Deloitte Consulting LLP ("Deloitte Consulting"), an affiliate of Deloitte & Touche, related to the Company's business transformation opportunities and efficiencies. Deloitte Consulting services included advice, recommendations and support to the Company in the design and implementation of significant enterprise-wide cost productivity initiatives (Deloitte Consulting was not involved in any management function; all decisions were made by the Company's management team). The engagement, which was on a fixed fee basis, and the related terms were approved by the Audit Committee. Services provided by Deloitte Consulting were completed in September 2018 and significant fees are not expected to be incurred in future years.

"All Other Fees" for 2017 includes fees and expenses not related to audit or tax services, including advice regarding cost productivity initiatives and various sustainability analyses and disclosure.

The Audit Committee has sole authority to engage and determine the compensation of the Company's independent auditor. The Audit Committee's pre-approval is required for any engagement of Deloitte & Touche. Annually, the Audit Committee pre-approves certain services to be provided by Deloitte & Touche. The Audit Committee also considers the engagement of Deloitte & Touche for the provision of other services during the year. In addition to conducting the Company's 2019 audit, the Audit Committee has pre-authorized Deloitte & Touche to provide services to the Company in connection with the following types of audit-related and tax engagement and other matters:

Audit-Related Engagements

  •
  audit of the financial statements for any subsidiary or other combined financial statements of the Company as requested;

  •
  work performed in connection with registration statements such as due diligence procedures, issuance of comfort letters, consents and assistance responding to SEC comment letters;

  •
  due diligence services related to potential acquisitions and divestitures of businesses, including tax structuring, consultation on post-transaction agreement provisions and related advice;

  •
  post-acquisition review of acquired business financial statements (including purchase accounting issues); and

  •
  closing balance sheet audits pertaining to dispositions.

Tax Engagements

  •
  U.S. federal, state, local and international tax planning and advice regarding the tax consequences of proposed or actual transactions;

  •
  assistance with U.S. federal, state, local and international income, franchise and other tax filings (such as preparation of returns and related matters);

  •
  advice on tax audits;

DEAN FOODS COMPANY – 2019 Proxy Statement	35

  •
  tax structuring and related advice in connection with potential restructurings and business and legal entity realignment;

  •
  transfer pricing and cost segregation studies; and

  •
  tax advice regarding new statutory, regulatory or administrative developments.

Other

  •
  participation in Deloitte & Touche-sponsored benchmarking surveys, educational, informational or other activities;

  •
  use of Deloitte & Touche financial reporting compliance checklists; and

  •
  subscription service for use of Deloitte & Touche's accounting research tool.

The pre-approval described above will expire in the first quarter of 2020. If a matter of a type listed above arises before the first quarter of 2020, the Audit Committee has authorized management, if necessary, to negotiate, for the Audit Committee's approval and execution, an engagement agreement related to that matter. For each such matter, management is required to provide the Audit Committee, at its next regularly scheduled meeting, with documentation about the services provided or to be provided. Any service that management requests Deloitte & Touche to provide that is of a type that has not been pre-approved must be considered at a meeting of the Audit Committee before the service is provided, or may be pre-approved by the Chair of the Audit Committee pursuant to a delegation by the Audit Committee. In determining whether to approve the engagement of Deloitte & Touche, the Audit Committee considers whether such engagement is consistent with Deloitte & Touche's independence. The Audit Committee also considers the amount of audit and audit-related fees in comparison to all other fees paid to Deloitte & Touche and the Audit Committee reviews such comparisons regularly.

DEAN FOODS COMPANY – 2019 Proxy Statement	36

AUDIT COMMITTEE REPORT

We have reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2018 and the assessment of the Company's internal control over financial reporting with representatives of Deloitte & Touche and Company management. We have discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with the Company's Chief Financial Officer and Chief Accounting Officer and with Deloitte & Touche the overall scope and plans for their respective audits. We met with the Company's Vice President, Audit & Risk Management and with Deloitte & Touche, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. We have also regularly reviewed and discussed the Company's activities with respect to risk assessment and risk management and received regular reports regarding the Company's compliance program.

We have discussed with Deloitte & Touche the matters that are required to be discussed by AS 1301, Communications with Audit Committees (formerly the Statement on Auditing Standards No. 16), as adopted by the Public Company Accounting Oversight Board.

We have received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and we have discussed with Deloitte & Touche their independence.

We have considered whether the services performed by Deloitte & Touche, other than audit services or services related to the audit, are compatible with maintaining the independence of Deloitte & Touche, and we have concluded that they are. Based on our reviews and discussions with management and Deloitte & Touche, as described above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

This report is presented by:

The members of the Audit Committee

B. Craig Owens (Chairman) Janet Hill J. Wayne Mailloux Helen E. McCluskey

DEAN FOODS COMPANY – 2019 Proxy Statement	37

PROPOSAL 3 – NON BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION ("SAY ON PAY")

Pursuant to Section 14A of the Exchange Act, the Company asks stockholders to cast an advisory vote to approve the compensation paid to our NEOs in 2018 as disclosed in this Proxy Statement. The officers named in the Summary Compensation Table on page 59 and deemed to be NEOs are Ralph P. Scozzafava, Jody L. Macedonio, David Bernard, Brad Cashaw, and Russell Coleman, as well as former executive officer Scott Vopni. This vote is not intended to address any specific item of compensation, but rather the overall compensation of such officers as described in this Proxy Statement. While this vote is non-binding, the Company values the opinions of its stockholders and will consider the outcome of the vote when making future compensation decisions.

Our compensation policies and practices are described in the Compensation Discussion and Analysis section beginning on page 42 of this Proxy Statement and in the related compensation tables, notes and narrative disclosure included in this Proxy Statement. The Compensation Discussion and Analysis discusses in detail how our compensation policies and procedures are structured to adhere to our compensation philosophy and link executive compensation to Company performance, which in turn aligns the interests of our executive officers with our stockholders.

Our Board of Directors is asking stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, the stockholders of Dean Foods Company (the "Company") hereby approve, on an advisory basis, the compensation paid to the Company's Named Executive Officers (as defined in the Company's 2019 Proxy Statement), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, other compensation tables and any related material disclosed in the Company's 2019 Proxy Statement.

At our 2017 annual meeting of stockholders, we conducted a non-binding advisory vote on the frequency of advisory (non-binding) stockholder votes to approve the compensation of our NEOs. Consistent with the recommendation of the Board and the vote of the stockholders, the Company will continue to hold future advisory votes on executive compensation annually. The next advisory vote to approve our executive compensation will occur at the 2020 Annual Meeting of Stockholders, unless the Board modifies its policy on the frequency of holding such advisory votes.

Our Board of Directors recommends that you
vote FOR Proposal 3.

DEAN FOODS COMPANY – 2019 Proxy Statement	38

EXECUTIVE OFFICERS OF THE COMPANY

Ralph P. Scozzafava
Chief Executive Officer and Director

See Mr. Scozzafava's biography on page 17 of this Proxy Statement.

Jody L. Macedonio
Executive Vice President, Chief Financial Officer

Ms. Macedonio, age 58, joined Dean Foods in February 2018 as Executive Vice President, Chief Financial Officer. She previously served as the Senior Vice President of Finance for the North America Laundry and Beauty divisions of Henkel AG & Co. KGaA from September 2016 to January 2018 following Henkel's acquisition of Sun Products Corporation where she served as Senior Vice President, Finance and Planning and Treasurer from October 2014 to September 2016 and Vice President, Finance and Planning from July 2012 to October 2014. From 1999 until February 2012, Ms. Macedonio was employed at PepsiCo, Inc., where she held several positions, including serving as Chief Financial Officer and Vice President, Finance for the North America Business Unit of Frito-Lay, Inc. from December 2010 to February 2012, as Chief of Staff to the Chief Executive Officer Frito-Lay and Vice President, Financial Planning and Analysis from January 2008 to December 2010, and as Chief of Staff to the Chief Executive Officer Frito-Lay from October 2005 to January 2008. Prior to joining PepsiCo, Inc., Ms. Macedonio served in finance positions at Nestlé S.A., SmithKline Beecham PLC and Chemical Bank.

Brad Cashaw
Executive Vice President, Supply Chain

Mr. Cashaw, age 55, joined Dean Foods in March 2016 as Executive Vice President, Supply Chain and is responsible for oversight of the Operations, Logistics and Procurement functions of the Company. He also oversees the quality, safety, engineering and research and development functions for the Company. Mr. Cashaw has 30 years of supply chain experience in the consumer packaged goods industry. Prior to joining Dean Foods, Mr. Cashaw served as Vice President, Integrated Supply Chain Cheese & Dairy Division, of Kraft Foods Group, Inc. from October 2013 to August 2015 and as Senior Vice President, Supply Chain, Snacks Division, of Kellogg Company from April 2012 to October 2013. Prior to that, he was employed by PepsiCo, Inc. for nearly 24 years, where he last served as its Vice President, Supply Chain and NA Operations, Quaker Foods and Snacks from 2008 to 2012.

Russell F. Coleman
Executive Vice President, General Counsel, Corporate Secretary and Government Affairs

Mr. Coleman, age 59, joined Dean Foods in August 2016 as Executive Vice President, General Counsel, Corporate Secretary and Government Affairs and is responsible for overseeing the Company's legal and regulatory matters and government affairs. Prior to joining Dean Foods, he was a partner in the Dallas law firm of Meadows Collier from May 2014 to July 2016. From 2003 through 2013, Mr. Coleman served as General Counsel of national media company Belo Corp., where he served most recently as Senior Vice President and General Counsel (from 2008 to December 2013), with responsibility for legal representation of Belo Corp.'s television stations and other media properties and, through December 2012, affiliated company A. H. Belo Corporation's newspapers, including The Dallas Morning News. Before

DEAN FOODS COMPANY – 2019 Proxy Statement	39

joining Belo, he was a partner in the Dallas office of the law firm now known as Locke Lord LLP. Mr. Coleman is a former chairman of the Dallas Bar Foundation and a former chairman of the Dallas Bar Association's Corporate Counsel section.

David Bernard
Senior Vice President, Chief Information Officer

Mr. Bernard, age 52, joined Dean Foods in July 2017 as Senior Vice President, Chief Information Officer (CIO) and is responsible for the Company's information technology solutions and innovation. He joined us from PepsiCo, where he most recently served as a member of its Global Executive IT Leadership Team and led the Global Research and Development and Sustainability IT Business Engagement Team from 2014 to 2017. During his 21-year tenure with PepsiCo, Mr. Bernard served in a number of information technology and innovation leadership roles, including CIO Frito Lay Canada, CIO PepsiCo UK & Ireland, CIO Power of One Sales and Global Marketing, and Global Innovation Strategy and Services. He was a member of the CIO IT Leadership Team for PepsiCo's Global Functions (2010 to 2017), PepsiCo International (2007 to 2010), and Frito Lay North America (2001 to 2007), and served on the Finance Leadership Team for Frito Lay International (1995 to 2001). Mr. Bernard currently serves as a Board Member of Toronto-based B.E.S.T. Investment Counsel Limited, a privately-held investment firm which is the manager and investment advisor of B.E.S.T. Total Return Fund Inc. He is a former member of the Board of Directors of Aidmatrix Foundation, Inc., a supply chain software developer for non-profits and humanitarian and disaster relief organizations.

Chris H. Finck
Senior Vice President, Chief Sales Officer

Chris Finck, age 51, joined Dean Foods in January 2019 as our Senior Vice President, Chief Sales Officer and leads the Company's sales and marketing functions across all business divisions with responsibility for driving our brands and optimizing our go-to-market strategies. He previously served as the Chief Customer Officer for TreeHouse Foods, Inc., a publicly-held food and beverage manufacturer, from January 2017 to January 2019. Mr. Finck brings more than 30 years of sales and marketing experience in the food and beverage industry, having served as Senior Vice President of Sales for Bimbo Bakeries USA, the largest baking company in the United States and a division of Grupo Bimbo, a Mexican multinational bakery product manufacturer, from November 2011 through 2016 and as Senior Vice President of Sales of Sara Lee Corporation's Baking Division from August 2009 until its acquisition by Grupo Bimbo in 2011. He was employed by PepsiCo for nearly 20 years, most recently as a Division Vice President for its Quaker, Tropicana, and Gatorade division. Additionally, Mr. Finck serves on the Mayor's Advisory Board for the City of Naperville, Illinois (since 2014), he is Chairman of the Board of Directors of the Downtown Naperville Alliance, a civic organization (since 2009), is a member of the Board of Directors of Little Friends Charitable Organization, which supports people with disabilities and autism (since 2017), and has served as a mentor in Menttium 100, a women's executive mentoring organization.

Jose Motta
Senior Vice President, Human Resources

Mr. Motta, age 54, was named Senior Vice President, Human Resources in December 2017 and is responsible for all human resources functions for the Company. Mr. Motta joined Dean Foods in September 2012 as Vice President, Total Rewards. He has more than 20 years experience as an HR executive, having served as Vice President, Global Compensation,

DEAN FOODS COMPANY – 2019 Proxy Statement	40

Enterprise Services of Hewlett-Packard from 2010 to 2012 and in various leadership roles with PepsiCo, Inc. from 1997 to 2010, including as Vice President, Compensation & Benefits for its PepsiCo Americas Foods division from 2008 to 2010 and its Frito-Lay North American division from 2003 to 2008. Prior, Mr. Motta held various compensation and benefits consulting roles and human resources management positions with Deloitte & Touche, Towers Perrin (Willis Towers Watson), Motorola Electronica de Puerto Rico, and Unilever of Puerto Rico.

Scott K. Vopni
Former Senior Vice President – Finance, Chief Accounting Officer

Mr. Vopni, age 50, served as the Company's Chief Accounting Officer from December 2010 to January 2019 and as its Senior Vice President – Finance from December 2010 to April 2018. He served as the Company's Interim Chief Financial Officer from August 2017 through February 26, 2018 and also served as Senior Vice President – Investor Relations of the Company from October 2014 until January 2016. Mr. Vopni joined Dean Foods in May 2008 as Vice President – Corporate Controller. From 2002 to 2008, he worked at Pegasus Solutions, a global technology provider to the hospitality industry, where he most recently served as Senior Vice President and Chief Accounting Officer with responsibility for accounting, tax, treasury and investor relations functions. His previous experience includes various accounting and finance roles with PFSweb, Brinker International, and Arthur Andersen & Co.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide our stockholders with an understanding of our compensation policies and practices with respect to the following named executive officers (the "NEOs") for 2018:

  •
  Ralph P. Scozzafava, our Chief Executive Officer and a member of our Board of Directors;

  •
  Jody L. Macedonio, our Executive Vice President, Chief Financial Officer since February 27, 2018;

  •
  Scott Vopni, our former Senior Vice President, Finance and Chief Accounting Officer who served as our Interim Chief Financial Officer for a portion of 2018 (Mr. Vopni separated from the Company effective January 11, 2019);

  •
  Brad Cashaw, our Executive Vice President, Supply Chain;

  •
  Russell F. Coleman, our Executive Vice President, General Counsel, Corporate Secretary and Government Affairs; and

  •
  David Bernard, our Senior Vice President, Chief Information Officer.

To further illustrate the concepts in this Compensation Discussion and Analysis, we have included charts and tables, where we believe appropriate, to enhance our stockholders' understanding of our NEOs' compensation. These tables and charts are meant to be in addition to, and not an alternative to, the charts and tables provided under the heading "Compensation Tables for Named Executive Officers" beginning on page 59 of this Proxy Statement.

Executive Compensation Program Objectives and Overview

Our executive compensation program is intended to:

  •
  attract and retain top talent;

  •
  motivate and reward the performance of executive officers to achieve the Company's strategic, financial and operating performance objectives;

  •
  ensure that our total compensation is competitive with our peers; and

  •
  align our executive officers' interests with the long-term interests of our stockholders with the ultimate goal of driving long-term stockholder value.

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In 2018, the three primary components of the NEOs' total target direct compensation were salary, short-term incentives and long-term incentives, as described below:

Program	Component	Type	Form	Description

Salary	Base Salary	Fixed	Cash	• Relatively small portion of NEO total target compensation • Peer group target: 50th percentile

Short-Term Incentives	Financial Performance	Performance (Company)	Cash	• 75% of total short-term target incentive award • Based on adjusted operating income target approved by Compensation Committee • Peer group target: 50th percentile

(2018 STI Plan)	Individual Objectives	Performance (Individual)	Cash	• 25% of total short-term target incentive award • Based on individual objectives approved by Compensation Committee • Peer group target: 50th percentile

	Restricted Stock Units ("RSUs")	Fixed	Equity	• 50% of total long-term target incentive award for CEO, EVPs and SVPs • Vest pro rata annually over three years • Peer group target: 50th percentile

Long-Term Incentives (2016 Stock Incentive Plan)	Performance Stock Units ("PSUs")	Performance (Company)	Equity

•

50% of total long-term target incentive
award for CEO, EVPs and SVPs

•

Earned PSU awards vest following a
3-year performance cycle and are paid
in Company stock

•

Awards are earned in three tranches
based on performance against annual
Bank EBITDA or other financial targets approved by the Compensation Committee in each year of 3-year cycle

•

Peer group target: 50th percentile

Pay-for-Performance Philosophy and 2018 Performance

We are committed to a pay-for-performance culture. The compensation program is reviewed annually in order to ensure that its objectives and components are aligned with the Company's strategic plan and culture, and that it incentivizes short- and long-term profitable growth.

The compensation paid to our NEOs for 2018 demonstrates that our performance-based incentive plans are working as designed and are reflecting our pay-for-performance culture. To highlight, 2018 was a particularly challenging year for the Company, and we did not meet the adjusted operating income threshold established by the Compensation Committee pursuant to our 2018 Short-Term Incentive Compensation Plan (the "2018 STI Plan"). Because the Company must reach the threshold performance level in order for our NEOs to receive any compensation under the financial performance portion of our 2018 STI Plan, none of our NEOs received payments under the financial performance portion of the 2018 STI Plan.

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We also tie a portion of the potential compensation under the 2018 STI Plan to individual, rather than Company, performance. We believe these payments are necessary to motivate and reward our executive officers, especially during difficult times for our core dairy business. In 2018, as a result of our NEOs' efforts in meeting or exceeding individual objectives set by the Compensation Committee during a difficult economic period, each of our NEOs received a modest payment under the 2018 STI Plan, ranging from 9% to 29% of their STI Plan total target opportunity, except for Ms. Macedonio whose 2018 STI Plan payout was guaranteed at target pursuant to her employment offer letter.

Additionally, as part of our LTI compensation, we grant PSUs designed to link compensation to the Company's performance over a 3-year period. PSU awards are earned in three tranches with each one-third tranche tied to achieving certain performance goals established annually by the Compensation Committee. We did not meet the Bank EBITDA threshold established by the Compensation Committee as the performance goal for 2018. Consequently, none of our NEOs received or accrued PSU payouts attributable to the 2018 performance period.

NEO Pay Mix

Total potential compensation of our executive officers is substantially weighted toward performance-based short-term incentive ("STI") and LTI programs, the latter including RSUs and PSUs. For our CEO and our other current NEOs, on average, the charts below show the percentage of 2018 target total direct compensation (excluding any promotional, inducement or special incentive grants) allocated to each compensation element as well as the amount of target compensation that is "at-risk." We consider compensation to be at-risk if the award or vesting is subject to achievement of performance goals and/or the value received is dependent on our stock price.

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CEO Target vs. Reported vs. Realizable Pay Comparison for 2018

To illustrate the strong link between executive compensation and the Company's performance, the following charts compare the CEO's target compensation, reported compensation and realizable pay as of December 31, 2018, for compensation opportunities awarded to him for 2018.

"Target Compensation" includes base salary, target STI compensation, and the target value for all LTI compensation awarded in 2018.

"Reported Compensation" includes base salary, annual STI compensation earned, the grant-date fair value of RSUs granted in 2018 and PSUs eligible to be earned for the 2018 Annual Performance Period, in each case as required to be reported in the Summary Compensation Table. Amounts reported in the Summary Compensation Table are calculated in accordance with SEC rules, which require us to report the grant date fair value for accounting purposes of all equity awards for the year in which they were granted. PSU awards are deemed granted for accounting purposes on the date that the Compensation Committee establishes the applicable performance goals for each tranche.

"Realizable Pay" includes base salary, annual STI compensation earned, the market value of RSUs granted in 2018, and the market value of PSUs earned for the 2018 Annual Performance Period, in each case based on the Company's stock price at December 31, 2018.

Stockholder Feedback

We value the input we receive from our stockholders. As part of our investor relations program, we regularly communicate with our investors and actively engage with them throughout the year. In addition, we engage in outreach efforts annually to solicit feedback on

DEAN FOODS COMPANY – 2019 Proxy Statement	45

our corporate governance and executive compensation practices. The Compensation Committee also considers stockholders' feedback regarding our executive compensation programs through the annual "say-on-pay" vote on executive compensation. This feedback is an important consideration when reviewing potential changes to our executive compensation programs and policies. Approximately 93% of the votes cast on the "say-on-pay" proposal at our 2018 Annual Meeting of Stockholders supported the Company's executive compensation program.

Governance Practices Related to Executive Compensation

In addition to designing our compensation plans to achieve the objectives outlined above, the Compensation Committee seeks to employ corporate governance best practices to align the interests of our executives with the interests of our stockholders, as evidenced by the following compensation policies.

Clawback Policy	Our clawback policy is applicable to both our short-term and long-term incentive compensation plans and provides the Company with the right to recover all or part of an employee's cash bonus or equity-based compensation award, or to cancel any equity-based compensation award granted on or after February 1, 2010, if there is any restatement of our audited financial statements resulting from such employee's fraud, intentional misconduct, gross negligence or other misfeasance or nonfeasance, which results in an employee's award being greater than the amount that should have been awarded, paid or accrued.

Stock Ownership Guidelines	Our stock ownership guidelines require our CEO to own, at a minimum, common stock of the Company equal in value to five times his annual base salary and require our other executive officers to own, at a minimum, common stock of the Company equal in value to two times their annual base salaries. Compliance is measured annually.

Double-Trigger Provisions in Our Change in Control Agreements	We have entered into change in control agreements with each of our executive officers pursuant to which we would provide certain payments in the event of a qualified termination following a change in control (i.e., a double-trigger) as described under the heading "Agreements with NEOs – Change in Control Agreements."

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Double-Trigger Provisions in Our Equity Plan	Our 2016 Stock Incentive Plan provides that awards will not automatically vest upon the occurrence of a change in control so long as they continue in effect on terms that are no less favorable than were applicable immediately prior to the change in control. However, such awards will vest in full if the Company or its successor terminates the employee's employment involuntarily (other than for cause) or constructively within 24 months after the change in control. If the awards will not continue in effect on terms which are at least as favorable as those that applied immediately prior to the change in control, whether because the acquiring entity decides not to provide appropriate substitute awards, or because the requisite conditions to preserve the existing terms of these awards are not met, the affected awards will vest in full, and generally become payable, upon the change in control.

No Tax Gross-Ups in Our Change in Control Agreements	None of the change in control agreements with our executive officers contain excise tax gross-up provisions.

Prohibition on Hedging and Other Derivative Activities	Our Insider Trading Policy prohibits the hedging of our common stock and other securities or entering into other derivative transactions relating to our common stock and other securities by our directors, executive officers and other employees.

Prohibition on Pledges	Our Insider Trading Policy prohibits pledges of our common stock and other securities by directors and executive officers. While the Chair of our Nominating/Corporate Governance Committee, in consultation with our General Counsel, may grant an exception to the prohibition on pledging in certain extraordinary circumstances, no such exception has been granted.

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Components of Our Executive Compensation and Benefits Programs

Base Salary

The base salary component of our compensation program is designed to attract and retain key talent and reward executive officers for their experience and contributions. In 2018, the Compensation Committee targeted the 50th percentile of the peer group for base salary. The Compensation Committee believes that a competitive base salary positions the Company to effectively compete with premier consumer packaged goods companies for executive talent. Base salaries may be above or below this target for certain executive officers for a variety of reasons, including salary at a previous employer, internal promotions, or his or her unique talent and contributions.

The Compensation Committee reviews base salary annually and may make adjustments based on changes in the market as reflected by our peer group, the performance of the Company and the individual, changes in job responsibility, or recommendations from the CEO for all executives except himself. The Compensation Committee separately reviews the performance of the CEO, as described below, and makes salary adjustments as warranted.

The table below shows base salary for each NEO in 2018.

Named Executive Officer	Fiscal Year 2018 Base Salary(1)	Salary Increase Over Previous Year
Ralph P. Scozzafava	$1,025,000	2.5%
Jody L. Macedonio	$500,000	0	%(2)
David Bernard	$330,000	1.5%
Brad Cashaw	$445,000	0	%(3)
Russell F. Coleman	$500,000	0	%(4)
Scott K. Vopni	$408,000	0	%(5)

(1)
Reflects annual base salary of the NEO as of December 31, 2018. Actual base salary earned and paid during the fiscal year may differ due to the timing of increases. See "Compensation Tables for Named Executive Officers – Summary Compensation Table."

(2)
Ms. Macedonio joined the Company in February 2018.

(3)
Mr. Cashaw received a lump sum cash payment of $9,000 in lieu of any increase in his base salary in 2018.

(4)
Mr. Coleman received a lump sum cash payment of $10,000 in lieu of any increase in his base salary in 2018.

(5)
Mr. Vopni received a lump sum cash payment of $7,000 in lieu of any increase in his base salary in 2018.

Short-Term Incentive Compensation

The short-term incentive component of compensation is designed to motivate senior executives to achieve annual financial and other goals based on our short-term strategic, financial and operating performance objectives. In 2018, in connection with our review of our strategic and operating plans, we established target STI payout levels competitive with the peer group for each NEO, the achievement of which is based on a combination of the

DEAN FOODS COMPANY – 2019 Proxy Statement	48

Company's financial performance (weighted 75%) and individual objectives (weighted 25%) aligned with the executive's areas of business responsibility. Additionally, the 2018 STI Plan adopted by the Committee provided that no short-term incentive compensation would be paid unless the Company achieved a threshold level of adjusted operating income of at least 80.1% of the consolidated adjusted operating income target established by the Committee (the "OI Threshold"). In August 2018, to encourage management's continued focus on key tactical and strategic objectives in a challenging business environment, the Compensation Committee amended the 2018 STI Plan to eliminate the OI Threshold with respect to payments related to the achievement of individual performance objectives.

The following are the 2018 annual STI target award opportunities for the NEOs:

Named Executive Officer	2018 Annual STI Target as a % of Base Salary
Ralph P. Scozzafava	125%
Jody L. Macedonio	75%
David Bernard	55%
Brad Cashaw	70%
Russell F. Coleman	70%
Scott K. Vopni	50%

Short-term incentive awards, if any, are calculated using the base salary of the NEO as of the last day of the year with any change to the NEO's target STI payout percentage being applied on a pro rata basis.

Financial Objectives.    The 2018 STI Plan placed 75% of the overall target opportunity on the achievement of financial objectives. This weighting on corporate financial objectives is generally aligned with the market as defined by our peer group. The 2018 STI Plan used consolidated adjusted operating income as its key performance measure, which the Compensation Committee considered appropriate, as it is representative of the profitability and operating efficiency of the Company as a whole.

The target adjusted operating income goal approved by the Compensation Committee for the 2018 STI Plan was $146.4 million, with threshold and maximum performance and payout levels as a percent of target as set forth below. The payout factor for the financial objectives component of STI compensation for each executive officer ranged from 0% to 200% of that executive officer's financial component target payment, depending on actual performance in 2018.

2018 Adjusted Operating Income % of Goal	Percentage of Target Award Opportunity Earned
120% +	200%
110%	150%
100%	100%
90%	50%
80%	0%

In March 2019, the Compensation Committee assessed the Company's performance against the financial goals established at the beginning of 2018. Our consolidated adjusted operating income for 2018 was $1 million, which was 0.7% of the $146.4 million target for 2018. This resulted in no earned award for the financial objectives component of 2018 STI compensation.

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Individual Objectives.    In addition to the financial objectives component described above, 25% of each NEO's STI target opportunity under the 2018 STI Plan was based on individual objectives approved by the Compensation Committee. The payout factor for the individual objectives component of STI compensation ranged from 0% to 200% of that executive officer's individual objectives target payment, depending on the executive officer's performance in 2018. Performance was measured against each executive officer's leadership and execution of strategic and organizational objectives established by the Compensation Committee at the beginning of 2018. Our Compensation Committee determined that, despite the difficult economic period, our NEOs met or exceeded many of their individual objectives. As a result, the Compensation Committee approved payments ranging from 36% to 115% of our NEOs' individual objectives targets, which equated to payments ranging from 9% to 29% of our NEOs' 2018 STI Plan total target amounts, except for Ms. Macedonio whose 2018 STI Plan payout was guaranteed at target pursuant to her employment offer letter.

The following table shows the STI payout targets for 2018 and the actual payouts for each NEO:

Named Executive Officer	2018 Annual STI Target as a % of Base Salary	2018 STI Target Payouts ($)	2018 STI Actual Payout — Financial Objectives ($)		2018 STI Actual Payout — Individual Objectives ($)		2018 STI Total Actual Payout ($)
Ralph P. Scozzafava	125%	1,281,250	0		115,000		115,000
Jody L. Macedonio	75%	375,000	281,250	(1)	93,750	(1)	375,000	(1)
David Bernard	55%	181,500	0		52,181		52,181
Brad Cashaw	70%	311,500	0		77,875		77,875
Russell F. Coleman	70%	350,000	0		87,500		87,500
Scott K. Vopni	50%	204,000	0		51,000		51,000

(1)
Ms. Macedonio's STI payout for 2018 was paid at target pursuant to her employment offer letter.

Long-Term Incentive Compensation

We believe that a significant portion of each executive officer's compensation should depend on long-term value created for our stockholders. Our LTI compensation program is designed to align the results achieved for stockholders with the rewards provided to our executive officers. In 2018, the Compensation Committee granted 50% of target LTI compensation in the form of RSUs and 50% of target LTI compensation in the form of PSUs to each NEO. The Compensation Committee annually reviews market practices and trends, as well as the availability of shares in our LTI program, in determining the mix of awards.

Annual LTI awards in 2018 were granted at the dollar amount representing the 50th percentile of LTI grants made to executive officers with similar positions in our peer group, except that in some cases, awards were granted somewhat below this target, such as when NEOs were relatively new to their roles for 2018.

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The following reflects 2018 target LTI awards for our NEOs:

Named Executive Officer	RSUs(1) ($)	PSUs(2) ($)	Total Target Value of LTI Award ($)
Ralph P. Scozzafava	1,750,000	1,750,000	3,500,000
Jody L. Macedonio	300,000	300,000	600,000
David Bernard	162,500	162,500	325,000
Brad Cashaw	287,500	287,500	575,000
Russell F. Coleman	325,000	325,000	650,000
Scott K. Vopni	162,500	162,500	325,000

(1)
Reflects the target value of the NEOs' 2018 RSU awards. The number of RSUs granted was based on the target value and the Company's stock price on March 1, 2018, which was $8.78 per share. Each RSU vests pro rata annually over three years.

(2)
Reflects the target value of the NEOs' 2018 PSU awards. The number of PSUs granted was based on the target value and the Company's stock price on March 1, 2018, which was $8.78 per share. PSUs are earned in three tranches based on achieving performance goals established annually by the Compensation Committee. Any earned PSUs vest at the end of the 3-year period and are paid in Company stock. One-third of the 2018 PSU award was subject to achievement of Bank EBITDA performance in 2018, as further discussed below. The remaining portions of the 2018 PSU award will be subject to the achievement of performance goals established by the Compensation Committee for the 2019 and 2020 Annual Performance Periods.

Additionally, in the first quarter of 2018, we granted special one-time RSU retention awards to (a) Mr. Vopni in recognition of his service as interim CFO and to incentivize him to continue with the Company and to assist in the on-boarding of our new CFO and (b) to Messrs. Bernard and Cashaw to promote continued focus and execution on our enterprise-wise cost productivity efforts. These awards were valued based on the Company's closing stock price on the date the award was approved and vest pro rata annually over three years, subject to the executive's employment as of the date of vesting. See "Grants of Plan-Based Awards in 2018" table for more information on these grants.

Restricted Stock Units (RSUs).    An RSU represents the right to receive one share of our common stock in the future. RSUs are used to provide an ongoing retention element and a continuing link to stockholder value. Annual RSU awards are valued based on the Company's closing stock price on the day the Compensation Committee approves the grant. Generally, RSUs granted by the Compensation Committee vest pro rata annually over three years, and employment as of the vesting date is required in order to receive the vested portion of the award. All RSU awards granted in 2018 provide for cash dividend equivalents, which will vest on the same schedule as the corresponding RSU awards.

Performance Stock Units (PSUs).    PSUs are designed to link compensation to the Company's performance over a 3-year period. Each PSU represents the right to receive one share of the Company's common stock with any payout contingent on performance relative to goals set by the Compensation Committee during the 3-year Performance Cycle (the "Performance Cycle," and each year thereof, an "Annual Performance Period"). The payout factor for PSU awards ranges from 0% to 200% of target, depending on actual performance.

The Compensation Committee annually establishes performance goals for PSUs for each Annual Performance Period at the beginning of each year. PSUs are awarded by the Compensation Committee subject to a 3-year Performance Cycle, but the PSUs are deemed "granted" for accounting purposes in three separate tranches on the dates the Committee

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establishes the applicable performance goals for each Annual Performance Period. The Committee will annually select Bank EBITDA or decide on a different performance measure for each Annual Performance Period. One-third of each PSU award is eligible to be earned for each Annual Performance Period based on achievement of the performance goals established by the Compensation Committee for such Annual Performance Period. Earned portions of these awards accrue and will vest at the end of the Performance Cycle and are settled in stock. In order to receive a payout of the PSU award, the participant must remain employed by the Company through the end of the applicable Performance Cycle.

PSU awards have been part of our long-term incentive compensation program since 2016. The Committee selected PSUs based on a review of market practice and the determination that PSUs appropriately align the interests of our executive officers with the long-term interests of our stockholders.

In 2018, the Committee reviewed current market practice, with the assistance of Mercer, and determined to continue to use Bank EBITDA as the performance metric for the 2018 Annual Performance Period for the 2018 PSU grant and outstanding PSU awards. Bank EBITDA is generally defined as earnings before interest, taxes, depreciation and amortization, as adjusted to exclude certain non-cash and non-recurring costs and expenses plus certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement.

The Compensation Committee believes Bank EBITDA is an appropriate measure of long-term performance. The Committee considered using a relative measure, such as relative "Total Shareholder Return," as compared to a specific set of companies, but could not identify an adequate number of sufficiently similar publicly-traded companies (based on critical factors such as size, geographic scope, mix of products, impact of dairy commodities, and other factors) to have a meaningful peer group against which to compare performance. Additionally, the Compensation Committee was presented with insufficient evidence that the inclusion of such a relative metric in the long-term compensation programs of other public companies has led to the improved financial performance of those companies.

With respect to the PSUs awarded in 2016, 2017 and 2018 (respectively, the "2016 PSUs," "2017 PSUs" and "2018 PSUs"), the target Bank EBITDA goal for the 2018 Annual Performance Period was $294.7 million, with threshold and maximum performance and payout levels as a percent of target scaled as follows:

2018 Bank EBITDA % to Target	Percentage of Target Award Opportunity Earned
120%	200%
110%	150%
100%	100%
90%	50%
80%	0%

In March 2019, the Compensation Committee determined that Bank EBITDA achieved by the Company for the 2018 Annual Performance Period was $140.7 million, which was 47.7% of the target Bank EBITDA goal. This resulted in a 0% of target accrual for the 2018 Annual Performance Period. Accordingly, the 2018 Annual Performance Period of each of the 2016 PSUs, the 2017 PSUs and the 2018 PSUs has been accrued at 0% of target.

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Deferred Compensation Plan and Supplemental Executive Retirement Plan

Our NEOs may defer a portion of their salary and bonus each year into the Company's non-qualified deferred compensation plan. We believe a deferred salary and bonus plan is a potential retention tool for our eligible executives, and that our deferral program is similar to what is offered at most companies in our peer group. For more information on amounts deferred pursuant to the deferred compensation plan, see "Compensation Tables for Named Executive Officers – Deferred Compensation Plan."

In addition, we maintain the Dean Foods Company Supplemental Executive Retirement Plan (the "SERP"), which is a nonqualified deferred compensation arrangement for our executive officers and other employees earning compensation in excess of the maximum compensation that can be taken into account with respect to our 401(k) plan, as set forth in the Internal Revenue Code. The SERP is designed to provide these employees with retirement benefits from the Company that are equivalent, as a percentage of total compensation, to the benefits provided to other employees under our 401(k) plan, absent the Internal Revenue Code limit. The Company credits to each eligible employee's account an amount equal to 4% of his or her covered compensation in excess of the maximum described above. Since May 1, 2015, SERP accounts have been administered by Fidelity Workplace Services, LLC, which allows each participant to manage investment decisions with respect to his or her SERP account balances. Each employee's plan balance will be paid to him or her upon termination of employment, a change in control or the employee's death or qualifying disability.

Under both the Deferred Compensation Plan and the SERP, upon a termination that is not in connection with a change in control, death or disability, specified employees (including the NEOs) must wait until the seventh month following termination before they are eligible to receive a distribution.

Other Compensation

Our senior executives, including our NEOs, are eligible to participate in the Company's broad-based programs generally available to all employees or other key employees, including our 401(k) plan, health and dental plans and various other insurance plans, including disability and life insurance.

We provide our executive officers with a limited number of perquisites. The perquisites include:

  •
  an annual executive physical exam;

  •
  a long-term disability benefit; and

  •
  financial counseling.

The perquisites are designed to minimize the amount of time the executive officers devote to administrative matters other than the Company's business and promote a healthy work/life balance. For additional information regarding perquisites and other compensation, see "Compensation Tables for Named Executive Officers – All Other Compensation."

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How Executive Pay Levels Are Determined

Compensation Committee

The Compensation Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. As part of its processes and procedures for determining executive compensation, the Compensation Committee:

  •
  reviews and approves the compensation-related performance goals and other objectives for our CEO and recommends CEO compensation to the independent members of the Board based on performance;

  •
  reviews and approves, with input from the CEO, the compensation of the Company's executive officers (other than the CEO);

  •
  reviews and establishes the peer group companies used as a reference to benchmark executive officer compensation;

  •
  reviews and approves the executive compensation policies, such as stock ownership guidelines and prohibitions against pledging and hedging of the Company's stock;

  •
  sets the specific performance targets for performance-based incentive awards to our executive officers; and

  •
  approves payouts based on performance achieved relative to the pre-established performance targets.

Independent External Consultant

The Compensation Committee has engaged Mercer as its independent external consultant. The Compensation Committee considers analysis and advice from Mercer when making compensation decisions for the CEO and the executive officers, and when making decisions on incentive plan design. Mercer provides recommendations on CEO pay directly to the Compensation Committee without consulting with the CEO or management. The Compensation Committee has the sole authority to hire and terminate Mercer, and the Compensation Committee members have direct access to Mercer.

Role of Management

The Compensation Committee and independent members of the Board of Directors determine the compensation of the CEO without management input. The Compensation Committee meets with the CEO at the beginning of the year to discuss and establish his performance objectives for the year. At the end of the year, the CEO provides the Compensation Committee with a self-assessment based on his performance and achievement of the pre-established objectives. This self-assessment, in addition to Company performance, is used by the Compensation Committee in its overall determination of CEO compensation.

The Compensation Committee solicits input from the CEO regarding his evaluation of performance and compensation recommendations for other executive officers, before it makes final decisions related to the other executive officers' compensation. No executive officer is present when his or her compensation is discussed by the Compensation Committee.

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Peer Group

The Compensation Committee utilizes a comparison group, or peer group, to evaluate executive officer pay levels on a relative basis and to compare the Company's compensation program design and governance features. The Compensation Committee primarily identifies companies that are of comparable size, operate within the Company's industry category, have product lines that are significantly impacted by commodity prices and/or generate the majority of their revenue domestically.

Annually, the Compensation Committee, with input from Mercer, reviews the peer companies that are used as a reference to benchmark our executive officer compensation. As a result of that review, the Compensation Committee revised the peer group for 2018 to better align with the Company's current median revenue and market capitalization while retaining a composition of companies that operate in our industry, that are of comparable size and scale and with which we compete for executive talent. The changes also reduced the size of the peer group from 18 to 14 companies. For 2018, the Compensation Committee used the following group of peer companies for benchmarking:

2018 Compensation Peer Group

Conagra Brands, Inc.	Pilgrim's Pride Corporation
Coca-Cola Bottling Co. Consolidated	Pinnacle Foods Inc.*
Flowers Foods, Inc.	Post Holdings, Inc.
Fresh Del Monte Produce Inc.	Sanderson Farms, Inc.
Hormel Foods Corporation	Saputo Inc.
The J. M. Smucker Company	TreeHouse Foods, Inc.
McCormick & Company, Incorporated	United Natural Foods, Inc.

  *Acquired by Conagra Brands, Inc. in October 2018

Agreements with NEOs

Letter Agreements

In general, we enter into letter agreements with each of our executive officers that govern the terms of his or her employment. Such letter agreements generally state the executive's base salary (subject to annual review), signing bonus, if any, annual STI compensation opportunity, LTI awards to be granted upon hire or in the future, if applicable or subject to future determination by our Compensation Committee, and any other benefits, such as relocation benefits, COBRA reimbursement and eligibility to participate in the Executive Severance Plan.

Change in Control Agreements and Severance

We have entered into Change in Control Agreements ("CIC Agreements") with each of our executive officers pursuant to which we would provide certain payments in the event of a qualified termination following a change in control (i.e., a double-trigger) as described under the heading "Post-Termination Compensation – Change in Control Agreements." Pursuant to these agreements, our NEOs generally would be paid cash equal to (i) up to three times the sum of his or her base salary and target STI compensation for the year, plus (ii) his or her STI compensation for the year of termination at the greater of actual or target payout prorated to

DEAN FOODS COMPANY – 2019 Proxy Statement	55

the month in which a qualified termination occurred following a change in control, plus (iii) the value of insurance benefits, outplacement services and certain other benefits. None of our NEOs are entitled to receive excise tax gross-up payments pursuant to their respective CIC Agreements. In addition, all unvested awards made under the 2016 Plan are subject to double trigger equity acceleration provisions, unless awards are not assumed by the successor entity, in which case awards will vest upon a change in control. The CIC Agreements contain a covenant pursuant to which the NEO has agreed not to compete with us or solicit any of our customers or employees or interfere with our customer relationships, for two years following his or her termination, and that he or she would keep the Company's proprietary information confidential.

The Compensation Committee believes that change in control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty. These are particularly important in an environment where merger and acquisition activity is high. We believe that our change in control benefits are generally consistent with those maintained by comparable companies.

We maintain an Executive Severance Plan that provides certain severance benefits in the event of a qualified termination defined as a termination other than for "cause" or if the participating executive officer terminates his or her employment due to a material reduction in compensation or scope of duties or relocation (as described under "Post-Termination Compensation – Executive Severance Plan"). On November 8, 2017, the Board of Directors approved an amendment and restatement of the Executive Severance Plan to close eligibility to new participants as of November 1, 2017. Each NEO, except Ms. Macedonio, was a participant in the Executive Severance Plan prior to its amendment and continues to be eligible for severance benefits under such plan in the event of a qualified termination.

Generally, the Executive Severance Plan provides that, upon a qualified termination, our NEOs would receive a cash payment equal to (i) up to two times the sum of annual base salary plus target STI compensation, (ii) a payment in the amount of the officer's prorated STI compensation for the year of termination (based on target performance), (iii) the in-the-money value of any long-term incentive awards that would vest during a specified period following the date of severance (18 months for SVPs, 24 months for EVPs and 36 months for the CEO), and (iv) the value of certain health benefits and outplacement services. In addition, we require each executive to sign non-competition and non-solicitation agreements effective for one to two years, depending on the position, after termination and to release the Company from all claims.

In connection with her employment, Ms. Macedonio and the Company entered into a letter agreement, which provides that, if her employment is terminated by the Company without "cause" or by Ms. Macedonio for "good reason" (as those terms are defined in such letter agreement), Ms. Macedonio will be entitled to cash severance equal to 12 months of her then current annual base salary, a pro-rata portion of her annual cash bonus based on the achievement of applicable performance criteria for the corresponding performance period, and the vesting of a pro-rata portion of her long-term incentive compensation awards.

DEAN FOODS COMPANY – 2019 Proxy Statement	56

Tax Deductibility Policy and Accounting Treatment Considerations

The United States income tax laws generally limit the deductibility of compensation paid to each NEO to $1 million per year. Following the enactment of the Tax Cuts and Jobs Act, beginning with the 2018 calendar year, this $1 million annual deduction limitation applies to all compensation paid to any individual who is the Chief Executive Officer, Chief Financial Officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. There is no longer any exception to this limitation for qualified performance-based compensation (as there was for periods prior to 2018). Thus, it is expected that compensation deductions for any covered individual will be subject to a $1 million annual deduction limitation (other than for certain compensation that satisfies requirements for grandfathering under the new law). Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the named executive officers is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

2019 Compensation Actions

The Compensation Committee regularly reviews the design of our executive compensation program to ensure that it continues to serve our objectives. For 2019, the Compensation Committee made the following program changes:

  •
  STI Plan Changes.  The Compensation Committee approved changes to the Company's STI Plan for 2019. Under the 2019 Short-Term Incentive Compensation Plan (the "2019 STI Plan" or "Plan") approved by the Committee, the allocation of the target payment is again based 25% on the achievement of individual performance objectives ("IO") and 75% on the achievement of Company financial performance objectives ("FO"), but adjusted operating cash Flow ("OCF") rather than adjusted operating income, will be used as the performance metric for the FO component of the Plan. Additionally, payout under the FO portion of the 2019 STI Plan (a) is subject to the Company meeting a minimum threshold equal to 50.1% of the OCF target established by the Compensation Committee, (b) is capped at 100% of target for participants receiving a rating of Solid Performer or better and capped at 50% for participants receiving a rating of Needs Improvement with no payout to participants receiving an Unsatisfactory Performance rating for the Plan Year, and (c) requires that the participant be actively employed by the Company on December 31, 2019 to be eligible for a payout. Payout under the IO portion of the 2019 STI Plan will be paid at target for a rating of Solid Performer or better if the participant is actively employed by the Company on the date of such payout.

  •
  LTI Plan Changes.  For the 2019 Annual Performance Period, the payout factor for PSU awards ranges from 0% to 100%, rather than 0% to 200%, of target, depending on actual performance and is subject to the Company meeting a minimum threshold equal to 50.1% of the Bank EBITDA target established by the Compensation Committee.

  •
  Benefit Change.  Effective January 1, 2019, the Company eliminated the long-term disability program for our executive officers and other key employees, who now receive the same long-term disability benefit offered to all other Company employees.

DEAN FOODS COMPANY – 2019 Proxy Statement	57

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is presented by:

The members of the Compensation Committee

Jim L. Turner (Chairman) J. Wayne Mailloux Helen E. McCluskey John R. Muse

DEAN FOODS COMPANY – 2019 Proxy Statement	58

COMPENSATION TABLES FOR NAMED EXECUTIVE OFFICERS

The charts presented below should be read in conjunction with the Compensation Discussion and Analysis set forth above.

Summary Compensation Table

The following chart shows the compensation earned during fiscal years 2018, 2017, and 2016, as applicable, by our NEOs. The table reflects the titles and offices held by the NEOs as of December 31, 2018.

NEOs Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Ralph P. Scozzafava	2018	1,025,000	–	2,755,066	115,000	67,889	3,962,955
CEO	2017	1,000,000	–	2,621,800	–	100,559	3,722,359
	2016	850,000	–	1,266,659	832,529	985,349	3,934,537
Jody L. Macedonio(7)	2018	421,296	200,000	399,999	375,000	106,371	1,502,666
EVP, CFO
David Bernard(7)	2018	330,000	75,000	552,807	52,181	22,203	1,032,191
SVP, Chief Information
Officer
Brad Cashaw	2018	445,000	–	886,439	77,875	51,674	1,460,988
EVP, Supply Chain	2017	445,000	–	492,460	–	52,735	990,195
	2016	343,674	–	359,977	146,236	499,278	1,349,165
Russell F. Coleman(7)	2018	500,000	–	504,340	87,500	51,123	1,142,963
EVP, General Counsel,	2017	500,000	–	471,794	–	53,295	1,025,089
Corporate Secretary &
Government Affairs
Scott Vopni(7)(8)	2018	408,000	–	643,777	51,000	26,416	1,129,193
SVP – Finance, CAO	2017	408,000	–	299,790	–	26,770	734,560
and Interim CFO

(1)
Amounts shown include amounts deferred under the Dean Foods 401(k) plan and the Deferred Compensation Plan.

(2)
Amounts include signing bonuses of $200,000 paid to Ms. Macedonio and $75,000 paid to Mr. Bernard, each pursuant to their letter employment agreement with the Company.

(3)
Amounts shown reflect the aggregate grant date fair value of RSUs and the target number of 2016 PSUs, 2017 PSUs and 2018 PSUs related to the 2018 Annual Performance Period, each as calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions used in valuing the equity awards are described in Note 12 to the Consolidated Financial Statements included within our Annual Report on Form 10-K for the year ended December 31, 2018. Due to financial performance in 2018, the value of the 2016 PSUs, the 2017 PSUs and the 2018 PSUs included under "Stock Awards" in the Summary Compensation Table actually accrued at 0% of target and none of our NEOs received or accrued PSU payouts attributable to the 2018 Annual Performance Period.

The value of the PSUs reported in this column assumes a future payout at the target level and may not represent the amounts that the NEO will actually realize from the awards. Whether, and to

DEAN FOODS COMPANY – 2019 Proxy Statement	59

  what extent, an NEO realizes value will depend on our actual performance results and the NEO's continued employment through vesting.

Assuming the highest level of performance is achieved for the PSUs reported in this column (200% of target), the aggregate grant date fair value of these PSUs would have been as follows: Mr. Scozzafava, $2,010,126; Ms. Macedonio, $199,990; Mr. Bernard, $120,620; Mr. Cashaw, $377,876; Mr. Coleman, $358,680; and Mr. Vopni, $162,554.

For additional information on grant date fair value and estimated future payouts of stock awards, see the "Grants of Plan-Based Awards in 2018" table below, and to see the total amount of the 2016 PSU Award, the 2017 PSU Award, and the 2018 PSU Award, see the "Outstanding Equity Awards at 2018 Year-End" table below.

(4)
Amounts include STI compensation earned in 2018 based on the achievement of the applicable performance criteria for the 2018 STI Plan with respect to all NEOs except Ms. Macedonio, whose STI payout was guaranteed at target for 2018.

(5)
See the "All Other Compensation" table below for a description of the included amounts.

(6)
Represents the sum of the compensation amounts (expressed in dollars) shown in the columns to the left.

(7)
Messrs. Coleman and Vopni were not NEOs in 2016, and Ms. Macedonio and Mr. Bernard were not NEOs in 2016 or 2017. Thus, no amounts have been included for those respective years in the table above.

(8)
Mr. Vopni served as Interim CFO of the Company from August 2017 through February 26, 2018.

DEAN FOODS COMPANY – 2019 Proxy Statement	60

All Other Compensation(1)

Name	Year	401(k) ($)(2)	SERP ($)(3)	Life Insurance Premiums ($)(4)	Long- Term Disability Premiums ($)(5)	Relocation ($)(6)	Lump Sum Payments ($)(7)	Other ($)(8)	Total ($)
Ralph P. Scozzafava	2018	11,000	30,293	2,970	543	–	–	23,083	67,889
	2017	10,800	48,172	2,525	14,900	–	–	24,162	100,559
	2016	10,600	87,750	2,376	4,848	857,157	–	22,618	985,349
Jody L. Macedonio	2018	11,000	13,948	1,485	543	78,728	–	667	106,371
David Bernard	2018	11,000	8,194	965	543	–	–	1,500	22,203
Brad Cashaw	2018	11,000	7,287	1,322	543	–	9,000	22,522	51,674
	2017	10,800	12,849	1,277	2,606	5,758	–	19,445	52,735
	2016	8,744	6,600	745	710	474,429	–	8,050	499,278
Russell F. Coleman	2018	11,000	9,544	1,485	543	–	10,000	18,551	51,123
	2017	10,800	12,499	1,440	2,939	–	–	25,617	53,295
Scott K. Vopni	2018	11,000	5,661	1,212	543	–	7,000	1,000	26,416
	2017	10,800	10,143	1,179	4,648	–	–	–	26,770

(1)
The amounts in the table are valued on the basis of the aggregate incremental cost to the Company. The amounts do not include group health, hospitalization, medical reimbursement, disability or other benefits that are available to all other employees, or the incremental cost of any health-related screenings.

(2)
Amounts shown are for Company matching contributions.

(3)
Our Compensation Committee approved a SERP for the benefit of employees who receive salary and bonus (including STI compensation) in excess of the amount that IRS regulations allow to be contributed to a 401(k) plan. The amount shown in this column includes the amount credited to the NEO under the SERP. See "Compensation Discussion and Analysis – Components of our Executive Compensation and Benefits Programs – Deferred Compensation Plan and Supplemental Executive Retirement Plan" for more information on the SERP.

(4)
Amounts shown relate to life insurance policies.

(5)
Amounts reflect premiums paid by the Company pursuant to a long-term disability program for our executive officers and other key employees, which provides supplemental income replacement for key leaders and enhances coverage provided under the general long-term disability plan. This supplement to our group disability coverage is provided at the Company's expense through individual non-cancelable and guaranteed renewable policies. This program was terminated effective January 1, 2019.

(6)
Relocation costs are the aggregate incremental cost paid by us for the NEO's relocation and includes tax gross-up amounts in accordance with our relocation policy. Amounts presented (a) for Mr. Scozzafava include a tax gross-up of $353,951 for 2016, (b) for Ms. Macedonio include a tax gross-up of $60,958 for 2018, and (c) for Mr. Cashaw include a tax gross-up of $2,415 for 2017 and $197,563 for 2016.

(7)
Amount reflects a one-time lump sum payment to the officer in lieu of increase to base salary in 2018.

(8)
For 2018, includes (i) for Mr. Scozzafava, gross-up amounts of $9,083 for taxes payable related to financial counseling services of $14,000; (ii) for Ms. Macedonio, $667 for employer contribution to employee's health savings account;(iii) for Mr. Bernard, $1,500 for employer contribution to employee's health savings account; (iv) for Mr. Cashaw, $1,500 for employer contribution to employee's health savings account, and gross-up amounts of $8,272 for taxes payable related to financial counseling services of $12,750; (v) for Mr. Coleman, $1,500 for employer contribution to employee's health savings account and gross-up amounts of $6,709 for taxes payable related to financial counseling services of $10,341; and (vi) for Mr. Vopni, $1,000 for employer contribution to employee's health savings account.

DEAN FOODS COMPANY – 2019 Proxy Statement	61

Grants of Plan-Based Awards in 2018

The following table presents all plan-based awards granted to our NEOs during 2018.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)

Ralph P. Scozzafava

	2016 PSU	03/01/2018				–	16,416	32,832		144,132
	2017 PSU	03/01/2018				–	31,617	63,234		277,597
	2018 PSU	03/01/2018				–	66,439	132,878		583,334
	2018 RSU	03/01/2018							199,317	1,750,003
	2018 STI	03/01/2018	–	1,281,250	2,562,500

Jody L. Macedonio

	2018 PSU	03/01/2018				–	11,389	22,778		99,995
	2018 RSU	03/01/2018							34,169	300,004
	2018 STI	03/01/2018	–	375,000	750,000

David Bernard

	2017 PSU	03/01/2018				–	700	1,400		6,146
	2018 PSU	03/01/2018				–	6,169	12,338		54,164
	2018 RSU	03/01/2018							56,093	492,497
	2018 STI	03/01/2018	–	181,500	363,000

Brad Cashaw

	2016 PSU	03/01/2018				–	5,184	10,368		45,516
	2017 PSU	03/01/2018				–	5,420	10,840		47,588
	2018 PSU	03/01/2018				–	10,915	21,830		95,834
	2018 RSU	03/01/2018							79,442	697,501
	2018 STI	03/01/2018	–	311,500	623,000

Russell F. Coleman

	2016 PSU	03/01/2018				–	2,217	4,434		19,465
	2017 PSU	03/01/2018				–	5,871	11,742		51,547
	2018 PSU	03/01/2018				–	12,338	24,676		108,328
	2018 RSU	03/01/2018							37,016	325,000
	2018 STI	03/01/2018	–	350,000	700,000

Scott K. Vopni

	2016 PSU	03/01/2018				–	1,620	3,240		14,224
	2017 PSU	03/01/2018				–	1,468	2,936		12,889
	2018 PSU	03/01/2018				–	6,169	12,338		54,164
	2018 RSU	01/05/2018							34,965	400,000
	2018 RSU	03/01/2018							18,508	162,500
	2018 STI	03/01/2018	–	204,000	408,000

(1)
The amounts shown were not actually paid to the NEOs. Rather, the amounts shown reflect potential STI payments under the 2018 STI Plan. Actual payment amounts were as shown in the "Summary Compensation Table" above in the column "Non-Equity Incentive Plan Compensation."

(2)
The amounts shown reflect the threshold, target and maximum potential number of PSUs that could be earned for the 2018 Annual Performance Period with respect to the 2016 PSUs, the 2017 PSUs and the 2018 PSUs. The number of PSUs actually accrued can range from 0% to 200% of the PSUs originally granted, depending on our performance during the applicable Annual Performance Periods, and earned PSUs will accrue and vest at the end of the applicable 3-year Performance Cycle.

(3)
Consists of RSUs granted pursuant to our 2016 Plan. RSUs vest pro rata annually over three years following the grant date.

(4)
Amounts shown reflect the aggregate grant date fair value of both the RSUs and the target number of the 2016 PSUs, the 2017 PSUs and the 2018 PSUs related to the 2018 Annual Performance Period, calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. PSUs are awarded by the Compensation Committee subject to a 3-year Performance Cycle, but the PSUs are deemed "granted" for accounting purposes in three separate tranches on the dates the Compensation Committee establishes the applicable performance goals for each Annual Performance Period. The assumptions used in valuing the equity awards are described in Note 12 to the Consolidated Financial Statements included within our Annual Report on Form 10-K for the year ended December 31, 2018.

DEAN FOODS COMPANY – 2019 Proxy Statement	62

Outstanding Equity Awards at 2018 Year-End

The following table presents all outstanding equity awards held by our NEOs as of December 31, 2018. The table includes, where applicable, the value of these awards based on $3.81 per share, the closing price of our common stock on the NYSE on December 31, 2018.

			Option Awards(1)			Stock Awards
Name	Award	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Ralph P. Scozzafava

	2018 RSU	03/01/2018				199,317	759,398
	2018 PSU	03/01/2018						132,878	506,265
	2017 RSUs	02/24/2017				63,234	240,922
	2017 PSUs	02/24/2017						31,617	120,461
	2016 RSUs	02/26/2016				16,416	62,545

TOTAL			0			278,967	1,062,865	164,495	626,726

Jody L. Macedonio

	2018 RSU	03/01/2018				34,169	130,184
	2018 PSU	03/01/2018						22,780	86,792

TOTAL			0			34,169	130,184	22,780	86,792

David Bernard

	2018 RSU	03/01/2018				56,093	213,714
	2018 PSU	03/01/2018						12,339	47,012
	2017 RSUs	08/01/2017				4,202	16,010
	2017 PSUs	08/01/2017						701	2,671

TOTAL			0			60,295	229,724	13,040	49,683

Brad Cashaw

	2018 RSU	03/01/2018				79,442	302,674
	2018 PSU	03/01/2018						21,830	83,172
	2017 RSUs	02/24/2017				10,840	41,300
	2017 PSUs	02/24/2017						5,420	20,650
	2016 RSUs	04/01/2016				5,184	19,751

TOTAL			0			95,466	363,725	27,250	103,822

Russell F. Coleman

	2018 RSU	03/01/2018				37,016	141,031
	2018 PSU	03/01/2018						24,678	94,023
	2017 RSUs	02/24/2017				11,744	44,745
	2017 PSUs	02/24/2017						5,873	22,376
	2016 RSUs	08/01/2016				2,217	8,447

TOTAL			0			50,977	194,222	30,551	116,399

Scott K. Vopni

	2018 RSU	03/01/2018				18,508	70,515
	2018 PSU	03/01/2018						12,339	47,012
	2018 RSUs	01/05/2018				34,965	133,217
	2017 RSUs	02/24/2017				8,808	33,558		5,593
	2017 PSUs	02/24/2017						1,468
	2016 RSUs	02/26/2016				4,860	18,517
	Options	06/01/2012	13,391	13.30	06/01/2022
	Options	02/17/2012	15,193	10.44	02/17/2022
	Options	02/18/2011	5,126	8.96	02/18/2021
	Options	02/13/2009	9,818	17.36	2/13/2019

TOTAL			43,528			67,141	255,807	13,807	52,605

(1)
Stock option awards vest pro rata annually over three years following the award date. Numbers of options exercisable and exercise price reflect adjustments made in connection with the WhiteWave Spin-Off and the Reverse Stock Split, as applicable.

(2)
RSUs reported in this column vest pro rata annually over three years following the award date. The 2017 PSUs and 2018 PSUs reported in this column vest on December 31 of 2019 and 2020,

DEAN FOODS COMPANY – 2019 Proxy Statement	63

  respectively, subject to the NEO's continued employment through the vesting date. For PSUs, the Compensation Committee sets performance targets for each Annual Performance Period at the beginning of such year and evaluates the actual performance levels achieved following the end of such year. PSUs reported in this column reflect the accrued amounts that have been certified by the Compensation Committee for each of the completed Annual Performance Periods.

(3)
The 2017 PSUs and 2018 PSUs reported in this column vest on December 31 of 2019 and 2020, respectively, depending on performance against the relevant performance targets and the NEO's continued employment through the vesting date. The number of PSUs shown assumes that target levels of performance will be achieved for each future Annual Performance Period.

Option Exercises and Stock Vested in 2018

The following table presents all stock awards vested and the value realized upon vesting by our NEOs during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(3) ($)
Ralph P. Scozzafava	–	–	64,931	632,871
Jody L. Macedonio	–	–	–	–
David Bernard	–	–	2,101	20,086
Brad Cashaw	–	–	10,604	99,591
Russell F. Coleman	–	–	8,088	80,668
Scott K. Vopni	–	–	13,932	133,829

(1)
All amounts are shown prior to the forfeiture of shares, if any, to cover taxes in connection with the exercise of options or the vesting of awards.

(2)
The value realized upon exercise is equal to the number of options exercised multiplied by the closing price of Dean Foods common stock on the exercise date less the exercise price.

(3)
The value realized upon vesting is equal to the closing price of Dean Foods common stock on the vesting date multiplied by the number of units vesting.

Deferred Compensation Plan

U.S.-based employees of the Company with a base compensation in excess of $150,000, including the NEOs, may defer all or a portion of their salary and bonus (including STI compensation) each year into the Company's Deferred Compensation Plan, which is a tax-deferred plan. The balances in the deferred compensation accounts are unsecured general obligations of the Company. This program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Under the Deferred Compensation Plan, the Company contributes an annual restoration benefit to the plan account of any participant whose ability to receive Company contributions under the 401(k) plan is reduced due to their deferral of compensation. Messrs. Cashaw, Coleman and Vopni elected to defer compensation pursuant to this plan and each has accumulated deferred compensation pursuant to the plan as set forth in the following table.

DEAN FOODS COMPANY – 2019 Proxy Statement	64

Non-Qualified Deferred Compensation

This table summarizes activity during 2018 and account balances with respect to each NEO who participated in the Company's Deferred Compensation Plan in 2018.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Brad Cashaw	–	–	1,916	–	115,047
Russell F. Coleman	76,500	–	(12,375)	–	146,857
Scott K. Vopni	–	–	(92,243)	–	992,903

(1)
Contributions made into the Deferred Compensation Plan by the participating NEO in 2018 are reflected in the Salary and/or Bonus columns, as applicable, in the Summary Compensation Table of this Proxy Statement.

(2)
These amounts represent the earnings realized on the participant's account balance during 2018. Annual earnings realized on the participant's account balance are not reflected in the Summary Compensation Table of this Proxy Statement.

(3)
The aggregate balance in the table represents the cumulative contributions and earnings (net of any distributions) for the life-to-date period of the participant's Deferred Compensation Plan account.

Post-Termination Compensation

We maintain two severance plans for our U.S.-based executive officers, depending on the circumstances that result in their termination – CIC Agreements, which are applicable in the event of a qualifying termination following a change in control, and the Executive Severance Plan, which is applicable in the event of certain involuntary terminations. The following is a description of the benefits that may be paid to the executive officers pursuant to the CIC Agreements, the Executive Severance Plan and other agreements that provide for payments following termination of employment. An executive officer may not receive benefits under both plans.

DEAN FOODS COMPANY – 2019 Proxy Statement	65

Change in Control Agreements

We have entered into agreements with each of our NEOs, pursuant to which, in the event of a change in control and a subsequent qualifying termination (as defined below), we must:

  •
  pay the NEO a lump sum of cash equal to up to three times the sum of his or her (a) annual base salary plus (b) target STI compensation for the year in which the termination occurs;

  •
  pay the NEO his or her STI compensation for the year of termination prorated for the portion of the year served prior to termination (based on the greater of target or actual performance);

  •
  accelerate all unvested awards granted under the Company's stock incentive plans;

  •
  pay the NEO up to three times the most recent annual Company match payable to his or her 401(k) account, plus;

  •
  continue the NEO's insurance benefits for up to two years; and

  •
  provide certain outplacement services.

Pursuant to the CIC Agreements, a "change in control" means (1) any person becomes the "beneficial owner," as such term is defined in the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (2) individuals who currently serve on the Board, or whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds of the directors who either currently serve on the Board, or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (3) the Company or any subsidiary of the Company merges with or consolidates into any other corporation, other than a merger or consolidation that would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than 60% of the combined voting power of the voting securities of the Company or such surviving entity (or its ultimate parent, if applicable) outstanding immediately after such merger or consolidation; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or such a plan is commenced.

Pursuant to the CIC Agreements, a qualifying termination means (i) a termination of employment by the Company or its successor without "cause" (as defined below) within a specified period following a change in control (13 months with respect to the CEO and EVPs and 24 months with respect to SVPs) or (ii) by the executive officer with "good reason" (as defined below). Pursuant to the CIC Agreements, "cause" means the executive officer's: (i) willful and intentional material breach of the CIC Agreement, (ii) willful and intentional misconduct or gross negligence in the performance of, or willful neglect of, the executive officer's duties which has caused material injury (monetary or otherwise) to the Company, or (iii) conviction of, or plea of nolo contendere to a felony. Pursuant to the CIC Agreements, "good reason" means any of the following occurring prior to the first anniversary of a change in control: (1) (i) any material reduction in the amount of the executive's annual pay, (ii) any material reduction in the amount of the executive's other incentive compensation opportunities, or (iii) any significant reduction in the aggregate value of the executive's benefits as in effect from time to time (unless in the case of either (ii) or (iii), such reduction is pursuant to a general change in compensation or benefits applicable to all similarly situated employees of the Company and its affiliates); (2) (i) the removal of the executive from the

DEAN FOODS COMPANY – 2019 Proxy Statement	66

executive's position of the ultimate parent of the business of the Company or (ii) any other significant reduction in the nature or status of the executive's duties or responsibilities; (3) transfer of the executive's principal place of employment to a metropolitan area other than that of the executive's place of employment immediately prior to the change in control; or (4) failure by the Company to obtain an assumption agreement prior to the effectiveness of any succession referred to therein.

The CIC Agreements also contain:

  •
  a covenant pursuant to which the executives have agreed not to compete with us during the term of the executive's employment and for two years after termination;

  •
  a confidentiality provision pursuant to which the executives have agreed not to divulge any of our confidential information; and

  •
  agreements not to solicit any of our customers or employees during the term of the executive's employment and for two years after termination.

None of our NEOs had tax gross-up provisions in his or her CIC Agreements as of December 31, 2018.

Payments under the CIC Agreements are conditioned upon the execution of a release of claims by the executive.

Executive Severance Plan

The Executive Severance Plan provides severance benefits to certain designated officers, including the NEOs, who are involuntarily terminated, other than for cause (as defined below), or who voluntarily terminate their employment for good reason (as defined below). Generally, the executive officer will be entitled to receive (i) a payment in an amount up to two times (depending on the executive's title) the sum of his or her base salary and target STI compensation, plus (ii) a pro rata portion of his or her STI compensation (based on achievement of related performance criteria at target) for the fiscal year in which the termination occurs. A participant's right to receive benefits under the plan is conditioned on the execution of a release of claims and may be conditioned on other conditions as the plan administrator may deem necessary or appropriate. In addition, participants receive a cash payment for the in-the-money value of all outstanding and unvested LTI awards that would vest during a specified period following the date of severance (18 months for SVPs, 24 months for EVPs and 36 months for the CEO), based on the average closing price of the Company's stock for 30 calendar days immediately following the date of severance; however, the unaccrued portion of cash-based awards and stock-based awards, the payment of which is based upon the satisfaction of certain performance criteria, will be valued based on the measurement of the performance criteria as of the end of the calendar year in which the date of severance occurs, unless otherwise expressly provided in the terms of the award agreement. The participant would also be entitled to additional payments which may be used to pay COBRA health benefits and to obtain outplacement services.

Under the Executive Severance Plan, "cause" means: (i) the executive officer's conviction of any crime deemed by the Company to make the executive officer's continued employment untenable; (ii) the willful and intentional misconduct or negligence that has caused or could reasonably be expected to result in material injury to the business or reputation of the Company; (iii) the conviction of or plea of guilty or of nolo contendere to a crime constituting a felony; (iv) the breach by the executive officer of any written covenant or agreement with the Company; or (v) the executive officer's failure to comply with or breach of the Company's "code of conduct" from time to time. "Good reason" means a termination of a participant's

DEAN FOODS COMPANY – 2019 Proxy Statement	67

employment by such participant following the occurrence of one or more of the following events: (i) a material reduction in the participant's annual base salary or target annual STI compensation opportunity (unless a similar reduction is applied broadly to similarly situated employees), (ii) a material reduction in the scope of a participant's duties and responsibilities, or (iii) the relocation of the participant's principal place of employment to a location that is more than 50 miles from such prior location of employment.

On November 8, 2017, the Board of Directors approved an amendment and restatement of the Dean Foods Amended and Restated Executive Severance Pay Plan (the "Amended Executive Severance Plan") to close eligibility to new participants in the plan on and after November 1, 2017.

Letter Agreement with Ms. Macedonio

In connection with her employment, Ms. Macedonio and the Company entered into a letter agreement, which provides that, if her employment is terminated by the Company without "cause" or by Ms. Macedonio for "good reason" (as those terms are defined in such letter agreement), Ms. Macedonio will be entitled to cash severance equal to 12 months of her then current annual base salary, a pro-rata portion of her annual cash bonus, based on the achievement of applicable performance criteria for the corresponding performance period, and the vesting of a pro-rata portion of her long-term incentive compensation awards.

Benefits paid upon Death, Disability or Retirement

If employment terminates due to death, disability or retirement (as defined in the applicable award agreement) then (i) pursuant to the applicable award agreements, all unvested RSUs and Options vest in full as of the date of such termination and (ii) pursuant to the STI Plan, the employee will receive his or her prorated STI compensation. The applicable award agreements provide that the participant is also entitled to receive a distribution of the PSUs he or she accrued with respect to (x) each already completed Annual Performance Period and (y) the Annual Performance Period in which the termination occurred, based on actual performance for such periods. Additionally, NEOs whose employment terminates due to death, disability or retirement receive their vested benefits under the SERP as well as contributions and accumulated earnings under the Deferred Compensation Plan.

Table of Potential Payments upon the Occurrence of Various Termination Events

The table below outlines the potential payments to our NEOs upon the occurrence of various termination events pursuant to our agreements with each executive. The following assumptions apply with respect to the table below and any termination of employment of a NEO:

  •
  the tables are as of December 31, 2018;

  •
  the tables include estimates of amounts that would have been paid to the NEOs assuming a termination event occurred on December 31, 2018. The employment of these NEOs did not actually terminate on December 31, 2018, and as a result, the NEOs did not receive any of the amounts shown in the tables below. The actual amounts to be paid to a NEO in connection with a termination event can only be determined at the time of such termination event;

DEAN FOODS COMPANY – 2019 Proxy Statement	68

  •
  each NEO is entitled to receive amounts earned during the term of his or her employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the NEO was entitled on the date of termination. These amounts are not shown in the tables below;

  •
  unless otherwise indicated, for valuation purposes the table assumes that the price of a share of our common stock is $3.81 per share, the closing market price per share on the NYSE on December 31, 2018;

  •
  the average closing price of our common stock measured over the 30 calendar days immediately following December 31, 2018 is $4.55 per share and is used for calculating the value of RSUs and PSUs that are payable or vest pursuant to the Executive Severance Plan;

  •
  for purposes of the tables below, the specific definitions of "cause" and "good reason" are described in "Post-Termination Compensation" beginning on page 65;

  •
  for purposes of the tables below, the 2018 Annual Performance Period for PSUs is deemed to be incomplete;

  •
  to receive the benefits under the Executive Severance Plan or the CIC Agreements, each NEO is required to provide a general release of claims against us and our affiliates; and

  •
  as discussed prior, with respect to the financial objectives component of STI and LTI compensation, achievement of performance for the 2018 Annual Performance Period was 0% of STI target and 0% of LTI target resulting in an earned award of 0% of target STI opportunity and accrual of 0% of target LTI opportunity for the 2018 Annual Performance Period.

DEAN FOODS COMPANY – 2019 Proxy Statement	69

Name	Compensation Element	Retirement; Death; Disability ($)	Termination Without Cause or Voluntary for Good Reason ($)(1)		Termination Without Cause or Voluntary for Good Reason Following CIC ($)(2)

Ralph P. Scozzafava

	Lump Sum Cash Payments	—	4,612,500	(3)	6,951,750	(4)
	Prorated STI Award Payment	1,281,250	1,281,250	(5)	1,281,250	(5)
	Accelerated LTI Awards:
	RSUs(6)	1,181,138	1,388,271		1,181,138
	PSUs(7)	82,787	82,785		1,339,717
	Outplacement Services and Insurance Coverage(8)	—	50,000		70,184

	TOTAL	2,545,175	7,414,806		10,824,039

Jody L. Macedonio

	Lump Sum Cash Payments	—	500,000	(3)	2,658,000	(4)
	Prorated STI Award Payment	375,000	312,500	(5)	375,000	(5)
	Accelerated LTI Awards:
	RSUs(6)	140,435	117,028		140,435
	PSUs(7)	—	—		140,435
	Outplacement Services and Insurance Coverage(8)	—	—		70,184

	TOTAL	515,435	929,528		3,384,054

David Bernard

	Lump Sum Cash Payments	—	767,250	(3)	1,045,000	(4)
	Prorated STI Award Payment	181,500	181,500	(5)	181,500	(5)
	Accelerated LTI Awards:
	RSUs(6)	248,569	192,028		248,569
	PSUs(7)	—	—		82,078
	Outplacement Services and Insurance Coverage(8)	—	40,000		45,184

	TOTAL	430,069	1,180,778		1,602,331

Brad Cashaw

	Lump Sum Cash Payments	—	1,513,000	(3)	2,302,500	(4)
	Prorated STI Award Payment	311,500	311,500	(5)	311,500	(5)
	Accelerated LTI Awards:
	RSUs(6)	399,534	341,918		399,534
	PSUs(7)	25,722	25,723		256,753
	Outplacement Services and Insurance Coverage(8)	—	50,000		70,184

	TOTAL	736,756	2,242,141		3,340,471

Russell F. Coleman

	Lump Sum Cash Payments	—	1,700,000	(3)	2,583,000	(4)
	Prorated STI Award Payment	350,000	350,000	(5)	350,000	(5)
	Accelerated LTI Awards:
	RSUs(6)	214,940	192,916		214,940
	PSUs(7)	10,819	10,818		235,559
	Outplacement Services and Insurance Coverage(8)	—	50,000		70,184

	TOTAL	575,759	2,303,734		3,453,683

Scott K. Vopni(9)

	Lump Sum Cash Payments	—	918,000	(3)	1,246,000	(4)
	Prorated STI Award Payment	204,000	204,000	(5)	204,000	(5)
	Accelerated LTI Awards:
	RSUs(6)	282,620	245,976		282,620
	PSUs(7)	8,170	8,169		112,666
	Outplacement Services and Insurance Coverage(8)	—	40,000		45,184

	TOTAL	494,790	1,416,145		1,890,470

(1)
Reflects potential payments pursuant to the Executive Severance Plan or, with respect to Ms. Macedonio, her Letter Agreement with the Company.

DEAN FOODS COMPANY – 2019 Proxy Statement	70

(2)
Reflects potential payments pursuant to the CIC Agreements.

(3)
For all NEOs except Ms. Macedonio, the amount shown represents a lump sum cash payment equal to a multiple (2X for CEO/EVPs and 1.5X for SVPs) of the sum of the NEO's 2018 base salary plus target STI compensation for 2018. For Ms. Macedonio, the amount shown represents 1X her 2018 base salary.

(4)
The amount shown represents a lump sum cash payment equal to the sum of (a) a multiple (3X for CEO/EVPs and 2X for SVPs) of the sum of the NEO's 2018 base salary plus target STI compensation for 2018 and (b) a multiple (3X for CEO/EVPs and 2X for SVPs) of the aggregate matching contributions payable to the NEO's 401(k) account for the most recent year.

(5)
The amount shown represents a lump sum cash payment for the NEO's 2018 STI compensation prorated to the date of termination. Payment is based on target performance with respect to payments made under the Executive Severance Plan or other written agreement, as applicable, and on the greater of target or actual performance with respect to payments made due to termination following a change in control.

(6)
The amount shown represents, as applicable, the value of or a lump sum cash payment for the value of all unvested RSU awards and dividend equivalent units that vest under the occurrence of the specific event.

(7)
The amount shown represents, as applicable, the value of or a lump sum cash payment for the value of all unvested PSU awards and dividend equivalent units that vest under the occurrence of the specific event.

(8)
The amount shown represents the amount of outplacement services and insurance coverage paid by the Company to which the NEO would be entitled for up to two years following the termination.

(9)
No severance was paid to Mr. Vopni in connection with his voluntary separation from the Company in January 2019.

CEO Pay Ratio

For 2018, the total compensation of our Chief Executive Officer was $3,962,955, as shown in the Summary Compensation Table ("CEO Compensation"), which was approximately 67 times the total compensation of a median employee calculated in the same manner of $58,927.

We identified the median employee by examining a consistently applied compensation measure calculated as the sum of base salary, bonus, overtime and commission, paid to all of our employees during 2018, excluding our Chief Executive Officer. All 15,327 employees in our population on December 31, 2018, were considered in our identification of the median employee, including those employed on a full-time, part-time, or temporary basis. No cost of living adjustments were made to determine the median employee. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation. Given the numerous different methodologies, assumptions, adjustments and estimates that companies may apply in compliance with SEC Rules requiring CEO pay ratio disclosure, this information should not be used as a basis for comparison between companies. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules. This information is being provided for compliance purposes, and neither the Compensation Committee nor Company management used the pay ratio measure to influence any compensation actions or decisions.

DEAN FOODS COMPANY – 2019 Proxy Statement	71

EQUITY COMPENSATION PLAN INFORMATION

Our equity compensation plans have been approved by our stockholders. The following table contains certain information about our plans as of December 31, 2018:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,072,017	(1)	14.55	8,505,488	(2)
Equity compensation plans not approved by security holders

Total	2,072,017		14.55	8,505,488

(1)
Includes (a) 980,970 shares reserved for issuance upon vesting of outstanding RSUs and (b) 705,509 shares issuable upon vesting of outstanding PSUs, based on actual performance for the 2016 and 2017 Performance Periods and assuming payout at target for 2018 and future Performance Periods related to the award. The weighted average exercise price reflected in column (b) does not take into account these RSUs and PSUs.

(2)
Pursuant to the 2016 Plan, all awards are granted from a fungible share pool and each share subject to any Full Value Award (i.e., an award of restricted stock, RSUs, PSUs, and other stock-based awards other than stock options and stock appreciation rights) that is granted from the pool of available shares counts against the 2016 Plan's share authorization as though two shares of our stock had been awarded. With respect to outstanding PSU awards, the calculation assumes the maximum payout (200% of target) for the full amount of such awards, with no adjustment for actual accrued amounts for completed Performance Periods. As of December 31, 2018, the number of securities remaining available for future issuances for Full Value Awards was 4,252,744.

DEAN FOODS COMPANY – 2019 Proxy Statement	72

PROPOSAL 4 – STOCKHOLDER PROPOSAL

Kenneth Steiner, a beneficial owner of no less than 1,000 shares of our common stock, has notified us that he intends to present a proposal at the 2019 Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after the proposal.

Proponent's Proposal/Proposed Resolution

  Proposal 4 – Simple Majority Vote

  RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

  Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

  This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner.

  Currently a 1%-minority can frustrate the will of our 66%-shareholder majority in an election with 67% of shares casting ballots. In other words a 1%-minority could have the power to prevent shareholders from improving the governing rules of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply push the snooze button in response to a 66%-vote of shareholders on certain issues.

  Please vote yes: Simple Majority Vote – Proposal 4.

Board of Directors' Response

Our Board of Directors recommends that stockholders vote AGAINST this proposal for the following reasons:

After careful consideration, the Board has determined that adopting this proposal would not serve to enhance stockholder value and, therefore, it is not in the best interests of the Company or its stockholders.

DEAN FOODS COMPANY – 2019 Proxy Statement	73

Voting Thresholds.

A majority of votes cast is already the voting standard for electing the Company's directors in uncontested director elections under the Company's existing Certificate of Incorporation and Bylaws. The approval of 66 2/3% of outstanding shares is required only for the amendment of the Company's Bylaws.

Benefit to Stockholders of Supermajority Provisions.

Delaware law permits companies to adopt supermajority voting requirements, and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all stockholders. Supermajority voting requirements on fundamental corporate matters help to protect stockholders against self-interested and potentially abusive transactions proposed by certain stockholders who may seek to advance their interests over the interests of the majority of the Company's stockholders. For example, if the stockholder proposal were implemented, the Company's Bylaws would conceivably be amended by less than half our outstanding stockholders in situations of low voter turnout or significant abstentions. Additionally, without the supermajority voting provision, it would be possible for a group of stockholders, who may own their shares only as of a voting date or may have hedged their economic exposure, to amend our Bylaws for reasons that may not be in the best long-term interest of the Company and our stockholders. The Board believes that the current supermajority voting standard is preferable because it would help preserve and maximize long-term stockholder value.

Dean Foods has an Excellent Corporate Governance Structure.

The Company's Board is firmly committed to good corporate governance and has adopted a wide range of practices and procedures that promote effective Board oversight. The Board believes that the corporate governance concerns raised by the proponent are misplaced. Some of the Company's progressive governance policies and practices include the following:

  •
  directors are elected annually by a majority of votes cast in uncontested elections;

  •
  the Nominating/Corporate Governance Committee evaluates each incumbent director annually and makes a recommendation to the Board on the nomination of each for re-election; and

  •
  the Board has appointed a non-executive Chairman who also chairs our Compensation Committee and presides over regular executive sessions and other meetings of the independent directors on the Board.

Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes. However, for the reasons discussed above, the Board does not believe it is in the best interests of stockholders or the Company to implement the stockholder proposal's request for the lowest possible voting thresholds on all matters on which stockholders vote.

Our Board of Directors recommends that you
vote AGAINST Proposal 4.

DEAN FOODS COMPANY – 2019 Proxy Statement	74

OTHER INFORMATION

Committee Charters/Form 10-K

We believe the charters adopted by the Audit, Compensation and Nominating/Corporate Governance Committees comply with applicable corporate governance rules of the NYSE. These charters and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as filed with the SEC, are available on our Company website at www.deanfoods.com. Stockholders may also contact Investor Relations at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204 or at 214.303.3438 to obtain copies of the Committee charters or our Annual Report on Form 10-K without charge.

DEAN FOODS COMPANY – 2019 Proxy Statement	75

DEFINITIONS

2007 Plan: the Dean Foods Company 2007 Stock Incentive Plan, as amended

2016 Plan: the Dean Foods Company 2016 Stock Incentive Plan, approved by the stockholders at the Dean Foods Annual Meeting of Stockholders held on May 11, 2016

2018 Annual Meeting of Stockholders or 2018 Annual Meeting: Dean Foods Annual Meeting of Stockholders held on May 9, 2018

2019 Annual Meeting of Stockholders or 2019 Annual Meeting: Dean Foods Annual Meeting of Stockholders to be held on May 8, 2019

2018 STI Plan: the 2018 Short-Term Incentive Compensation Plan, as amended August 8, 2018

401(k) plan: the Dean Foods SmartChoice Savings plan

Abstentions: proxies that are received but marked as "abstained" with respect to any one proposal or all proposals. Abstentions represent shares entitled to vote

Adjusted Operating Income: a non-GAAP measure, generally defined as operating income, adjusted to exclude the impacts of asset impairment charges; incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand; closed deal costs; facility closing, reorganization and realignment costs; gains (losses) on the mark-to-market of our derivative contracts; costs associated with our enterprise-wide cost productivity plan; separation costs; gains or losses related to divestitures; and litigation settlements

Alliance: Alliance Advisors, LLC, the Company's proxy solicitor. Representatives of Alliance will serve as the inspectors of election at the 2019 Annual Meeting

Annual Performance Period: a calendar year performance measurement period within a Performance Cycle for PSUs for which the Compensation Committee establishes annual performance criteria

Annual Report to Stockholders or 2018 Annual Report: Dean Foods' Annual Report to Stockholders for fiscal 2018

Bank EBITDA: a non-GAAP measure, generally defined as earnings before interest, taxes, depreciation and amortization, as adjusted to exclude certain non-cash and non-recurring costs and expenses plus certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement

Beneficial Owner: you are a beneficial owner if, on the Record Date, your shares were held in an account at a broker, bank or other nominee; your broker, bank or other nominee is the Stockholder of Record of such shares

Board or Board of Directors: the Board of Directors of Dean Foods Company

Board Committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating/Corporate Governance Committee

Broker Non-Vote: a "Broker Non-Vote" occurs when a broker, bank or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular proposal and has not received instructions from the Beneficial Owner

Bylaws: the Amended and Restated Bylaws of Dean Foods, effective as of February 25, 2019

CD&A: the Compensation Discussion and Analysis included in this Proxy Statement

CEO: Chief Executive Officer of the Company

CFO: Chief Financial Officer of the Company

CIC Agreement: a Change in Control Agreement with the Company

Code or Internal Revenue Code: Internal Revenue Code of 1986, as amended

Dean Foods, our Company, the Company, "we," "our" or "us:" Dean Foods Company, a Delaware corporation, and, where the context requires, its consolidated subsidiaries

Deferred Compensation Plan: the Dean Foods Amended and Restated Executive Deferred Compensation Plan or the Dean Foods Company Post-2004 Executive Deferred Compensation Plan, as applicable

Dodd-Frank Act: The Dodd-Frank Wall Street Reform and Consumer Protection Act

Executive Officers: officers of Dean Foods designated by the Board as executive officers (as defined by Rule 3b-7 under the Exchange Act). Dean Foods has certain disclosure obligations with respect to its Executive Officers and the Executive Officers must report certain transactions in the Company's equity securities under Section 16 of the Exchange Act.

DEAN FOODS COMPANY – 2019 Proxy Statement	76

Executive Severance Plan: the Company's Amended and Restated Executive Severance Pay Plan, (as amended November 8, 2017), a copy of which is filed as Exhibit 10.2 of our Report on Form 10-Q for the quarterly period ended September 30, 2017

Exchange Act: the Securities and Exchange Act of 1934, as amended

FASB ASC Topic 718: Financial Accounting Standards related to "Compensation—Stock Compensation"

Independent Directors: the Company's directors who have been determined by the Board to have no material relationships with Dean Foods pursuant to the standards set forth in the NYSE Rules and, as to members of the Audit Committee, who meet the requirements of Section 10A of the Exchange Act and Rule 10A-3 under the Exchange Act and, as to members of the Compensation Committee, who meet the requirements of Section 10C of the Exchange Act and Rule 10C-1 under the Exchange Act

LTI: long-term incentive compensation

Named Executive Officer or NEO: executive officers of the Company for whom compensation disclosure is included in this proxy statement pursuant to Item 402 of Regulation S-K. For fiscal 2018, this includes our CEO, all individuals who served as the Company's CFO, the next three most highly compensated executive officers (other than our CEO and CFO) and our former Chief Human Resources Officer.

Notice of Internet Availability: Refers to the Notice of Internet Availability of Proxy Materials, which is a written notice mailed to the Company's stockholders to inform them that proxy materials relating to the Company's meeting of stockholders are available on a specified Internet Website and includes instructions for accessing proxy materials and voting online

NYSE: The New York Stock Exchange

NYSE Rules: the NYSE's rules for companies with securities listed for trading on the NYSE, including the continual listing requirement and rules and policies on matters such as corporate governance, stockholder communication and stockholder approval

Proxy: your legal designation of another person to vote the stock that you own

PSU: performance stock unit, a form of LTI compensation. For award features, see page 51

Record Date: the date for the determination of those stockholders who are entitled to notice of and to vote at our 2019 Annual Meeting of Stockholders

Reverse Stock Split: the reverse stock split of the Company's issued common stock by a ratio of 1-for-2 effected August 26, 2013

RSA: restricted stock award, a form of LTI compensation. For award features, see page 19

RSU: restricted stock unit, a form of LTI compensation. For award features, see page 51

SEC: the U.S. Securities and Exchange Commission

SERP: the Dean Foods Company Supplemental Executive Retirement Plan, which is a nonqualified deferred compensation arrangement for our executive officers and other employees earning compensation in excess of the maximum compensation that can be taken into account with respect to the Dean Foods 401(k) plan, as set forth in the Internal Revenue Code

Share or Shares: a share or shares of Dean Foods Company common stock, $0.01 par value per share

STI: short-term incentive compensation

Stockholder of Record: if your shares are registered directly in your name with our transfer agent, Computershare, then you are the Stockholder of Record

Street Name: shares held in an account at a broker, bank or other nominee

WhiteWave Spin-Off: the spin-off effective on May 23, 2013 of a portion of the Company's ownership interest in The WhiteWave Foods Company to our stockholders

DEAN FOODS COMPANY – 2019 Proxy Statement	77

DEAN FOODS COMPANY ANNUAL MEETING OF STOCKHOLDERS – MAY 8, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ralph P. Scozzafava and Russell F. Coleman, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all of the shares of common stock of Dean Foods Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 8, 2019, at 9:00 a.m. local time, or any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. IMPORTANT – IF YOU INTEND TO VOTE BY MAILING IN THIS PROXY CARD, RATHER THAN BY INTERNET OR TELEPHONE, YOU MUST COMPLETE, SIGN, AND DATE THE REVERSE SIDE. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 8, 2019. Our 2019 Proxy Statement and our 2018 Annual Report to Stockholders are available at: www.viewproxy.com/deanfoods/2019

Please mark your votes like this A. Proposals – The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3 and AGAINST Proposal 4. 1. Election of Directors FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN  01 Janet Hill 02 J. Wayne Mailloux 03 Helen E. McCluskey 04 John R. Muse 05 B. Craig Owens 06 Ralph P. Scozzafava 07 Jim L. Turner 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s Registered Public Accounting Firm for 2019. FORAGAINSTABSTAIN 3. Advisory Vote to Approve our Executive Compensation FORAGAINSTABSTAIN 4. Vote on a stockholder proposal to eliminate supermajority voting provisions in the Company’s charter and bylaws, if properly presented at the meeting. FORAGAINSTABSTAIN B. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below. Date Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please indicate if you plan to attend this meeting owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.  CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/DF Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)